United States
Securities and Exchange Commission
Washington, D.C.  20549

Schedule 14A

Proxy Statement
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

AIR METHODS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The Exclusive Airborne Health Care Company...Since 1980
Air Methods Corporation
Denver/Centennial Airport
NASDAQ/GSMS:AIRM

TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Air Methods Corporation to be held on Thursday, May 31, 2012, at the Company’s corporate offices, 7211 South Peoria Street, in Englewood, Colorado 80112, at 1:30 p.m., Mountain Time.

The purpose of the Annual Meeting is to consider and vote upon the following proposals:

1)	To elect Ralph J. Bernstein, Mark D. Carleton and Lowell D. Miller, Ph.D. as Class III directors of the Company for three-year terms;
2)	To approve the Company’s Performance Pay Plan;
3)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;
4)	To approve, on an advisory basis, named executive officer compensation; and
5)	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Your attention is directed to the accompanying proxy statement which includes information about the matters to be considered at the Annual Meeting and certain other important information.  We encourage you to carefully review the entire proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON May 31, 2012: This notice, the accompanying proxy statement and the Company’s Annual Report to stockholders for fiscal year ended December 31, 2011 are available on our website www.airmethods.com under the “Investors” tab.

As of April 10, 2012, the record date for the Annual Meeting, we had 12,831,224 shares of common stock outstanding.  You can vote all of the shares that you owned on the record date.  These shares include:  (1) shares held directly in your name as the stockholder of record (a “Record Holder”); and (2) shares held for you as the beneficial owner through a broker, bank or other nominee (a “Beneficial Owner”).  If you are a Beneficial Owner, your broker, bank or other nominee will enclose or provide voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.  However, if you are a Record Holder, you may mail your proxy, vote shares electronically at www.voteproxy.com or vote telephonically by telephoning 1-800-776-9437 (if dialing from anywhere in the United States) or 1-718-921-8500 (if dialing from a foreign country).

Your vote is important.  Please vote by internet, telephone or mail as soon as possible to ensure that your vote is recorded properly.  Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all of your shares are voted.

Thank you for your ongoing support of Air Methods Corporation.

FOR THE BOARD OF DIRECTORS,

/s/ C.  David Kikumoto

C.  David Kikumoto

Chairman of the Board

YOUR VOTE IS IMPORTANT AND WE ENCOURAGE YOU TO VOTE YOUR SHARES PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.  IF RESPONDING BY REGULAR MAIL, PLEASE VERIFY THE PROXY IS SIGNED AND DATED.  A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF YOU MAIL THIS PROXY FROM ANYWHERE IN THE UNITED STATES.

The Exclusive Airborne Health Care Company...Since 1980
Air Methods Corporation
Denver/Centennial Airport
NASDAQ/GSMS:AIRM

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 31, 2012

TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

The 2012 Annual Meeting of Stockholders of Air Methods Corporation, a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices, 7211 South Peoria Street, in Englewood, Colorado 80112, at 1:30 p.m., Mountain Time, on Thursday, May 31, 2012, for the following purposes:

1)	To elect Ralph J. Bernstein, Mark D. Carleton and Lowell D. Miller, Ph.D. as Class III directors of the Company for three-year terms;
2)	To approve the Company’s Performance Pay Plan;
3)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;
4)	To approve, on an advisory basis, named executive officer compensation;
5)	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON May 31, 2012: This notice, the accompanying proxy statement and the Company’s Annual Report to stockholders for fiscal year ended December 31, 2011 are available on our website www.airmethods.com under the “Investors” tab.

The Board of Directors of the Company has fixed the close of business on Thursday, April 10, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting.  A list of such stockholders will be available at the Company’s corporate office commencing Friday, May 18, 2012, for review by interested parties.  The list will also be available at the Annual Meeting, and all stockholders are cordially invited to attend the Annual Meeting.

Accompanying this Notice and proxy statement is a copy of our 2011 Annual Report.  This proxy statement, the Company’s Annual Report to stockholders for the fiscal year ended December 31, 2011 and the proxy card are being mailed to stockholders on or about May 3, 2012.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ Crystal L. Gordon

Crystal L. Gordon

Secretary

Denver, Colorado
April 27, 2012

- i -

- ii -

AIR METHODS CORPORATION
7211 South Peoria Street
Englewood, CO 80112
(303) 792-7400

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2012

The Board of Directors of Air Methods Corporation, a Delaware corporation (the “Company”), is soliciting the enclosed proxy for use at our Annual Meeting to be held on Thursday, May 31, 2012, beginning at 1:30 p.m.  Mountain Time, at our corporate headquarters, located at 7211 South Peoria Street, in Englewood, Colorado 80112, and at any time and date to which the Annual Meeting may be properly adjourned or postponed.  This proxy statement and the accompanying Notice of Annual Meeting of Stockholders describe the purpose of the Annual Meeting.  Distribution of these proxy solicitation materials is scheduled to begin on or about May 3, 2012.  The proxy statement, the Company’s Annual Report to stockholders for the fiscal year ended December 31, 2011 and proxy card are also available on our website www.airmethods.com under the “Investors” tab.

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares on the proposals described below at the Annual Meeting.  This proxy statement describes issues on which we would like you to vote on at our Annual Meeting.  It also provides you with information on these issues so that you may make an informed decision on the proposals to be voted on at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will vote on the following four items of business:

1)	To elect Ralph J. Bernstein, Mark D. Carleton and Lowell D. Miller, Ph.D. as Class III directors of the Company for three-year terms.

2)	To approve the Company’s Performance Pay Plan.

3)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

4)	To approve, on an advisory basis, named executive officer compensation.

You will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

•	“FOR” the election of each of the three (3) nominated directors (see Proposal 1).

•	“FOR” the approval of the Performance Pay Plan (see Proposal 2).

•	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (see Proposal 3).

•	“FOR” the approval of the advisory vote on executive compensation (see Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of April 10, 2012, the record date for the Annual Meeting, we had 12,831,224 shares of common stock outstanding.  Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the Annual Meeting.  You can vote all of the shares that you owned on the record date.  These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker, bank or other holder of record rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you.  As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the Annual Meeting.  We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held in a brokerage account, by a bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you from that holder together with a voting instruction card.  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.  Your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Who may attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.  If you are not a stockholder of record but hold shares through a broker, bank or other nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of April 10, 2012, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership.  Registration and seating will begin at 1:00 p.m.  Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

How may I vote my shares in person at the Annual Meeting?

Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting.  Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the Annual Meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How may I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.  If you are a stockholder of record, you may vote by submitting a proxy.  If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee.  For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other nominee.

May I change my vote or revoke my proxy after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the Annual Meeting by:  (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 7211 South Peoria Street, Englewood, Colorado 80112; or (2) executing and delivering a later dated proxy.  In addition, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee and you do not provide voting instructions to such broker, bank or other nominee, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote.  This is called a “broker non-vote.”  Your broker, bank or other nominee only has discretionary authority to vote on Proposal Number Three (Ratification of KPMG LLP).  Therefore, your broker will not have discretion to vote on Proposals One, Two or Four unless you specifically instruct your broker on how to vote your shares by returning your completed and signed voting instruction card.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the shares of our common stock outstanding as of the record date will constitute a quorum.  There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting).  If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.  If a broker votes on a particular matter on which it lacks discretionary authority, commonly referred to as “broker non-votes,” those shares will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

What vote is required to approve each item?

Proposal	Vote Required
Proposal No. 1: Election of three (3) Class III directors
The three nominees who receive the greatest number of votes cast (plurality) will be elected as directors for a term of three (3) years.  There is no cumulative voting for directors.  Abstentions and broker non-votes will not be counted for purposes of the election of directors and therefore, will have no effect on the outcome of such election.

Proposal No. 2: Approval of the Performance Pay Plan	Majority of votes cast. Abstentions and broker non-votes will not be counted as votes cast on Proposal No. 2 and therefore, will have no effect on the outcome of this proposal.
Proposal No. 3: Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012	Majority of votes cast. Abstentions will not be counted as votes cast on Proposal No. 3 and therefore, will have no effect on the outcome of this proposal.
Proposal No. 4: Advisory vote on the compensation for the Company’s named executive officers	Majority of votes cast. Abstentions and broker non-votes will not be counted as votes cast on Proposal No. 4 and therefore, will have no effect on the outcome of this proposal.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account.  You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

Who will count the proxy votes?

Votes will be counted by our transfer agent, American Stock Transfer & Trust Company.

Where can I find voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting.  We will file with the Securities and Exchange Commission a Current Report on Form 8-K containing the final voting results within four business days of the Annual Meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the Annual Meeting other than the matters described in this proxy statement.  If you grant a proxy, either of the officers named as proxy holder, Aaron D. Todd or Crystal L. Gordon or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Annual Meeting.  If a nominee is not available as a candidate for Class III director, the person named as the proxy holder will vote your proxy for another candidate nominated by our Board of Directors.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?

No action is proposed herein for which the laws of the State of Delaware or our bylaws provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ common stock.

ANNUAL REPORT

The Company also is mailing with this Proxy Statement its Annual Report for the year ended December 31, 2011, which includes financial statements as filed with the Securities and Exchange Commission (“SEC”) on Form 10-K.  The Annual Report does not constitute a part of the proxy soliciting material.  The Company will furnish a copy of the Form 10-K to any stockholder free of charge and will furnish a copy of any exhibit to the Form 10-K upon payment of the Company’s reasonable expenses in furnishing such exhibit(s).  Interested parties may request a copy of the Form 10-K or any exhibit thereto from the Secretary of the Company at the Company’s principal offices, 7211 South Peoria Street, Englewood, Colorado 80112.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Introduction

The Company’s Board of Directors currently is comprised of nine directors, divided among three classes, with three directors in Class I, two directors in Class II, and four directors in Class III.  Class III directors’ terms will expire at the 2012 Annual Meeting to be held on May 31, 2012; Class I directors hold office for a term expiring at the 2013 Annual Meeting; and Class II directors hold office for a term expiring at the 2014 Annual Meeting.  However, Mr. David A.  Roehr, who is currently serving as a Class III director, has advised the Company that he will not stand for re-election at the 2012 annual meeting.  Accordingly, at its May 2012 meeting, the Board intends to reduce the size of the board to eight directors effective immediately following the Annual Meeting.

Our Board of Directors has nominated Ralph J. Bernstein, Mark D. Carleton and Lowell D. Miller, Ph.D. to serve as the three Class III directors for a three-year term expiring at the Annual Meeting in the year 2015 or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations or retirement.

The principal occupation and certain other information regarding the nominees and the other directors, whose terms of office will continue after the Annual Meeting, can be found beginning on page 6.  Information about the share ownership of the nominees and other directors can be found beginning on page 41.

Vote Required

Assuming the presence of a quorum, the three persons receiving the highest number of “FOR” votes from stockholders in the election of directors at the Annual Meeting will be elected.  Cumulative voting is not permitted in the election of directors.  Consequently, each stockholder is entitled to one vote for each share of common stock held in the stockholder’s name.  In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the proposal to elect each of Ralph J. Bernstein, Mark D. Carleton and Lowell D. Miller, Ph.D. as Class III directors on our Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

Summary information concerning the Company’s directors and executive officers is set forth below:

Name	Age	Position	Class/Year Term of Office Expires(1)
George W. Belsey	72	Director/Lead Independent Director	I/2013
Ralph J. Bernstein	54	Director	III/2012*
Mark D. Carleton	51	Director	III/2012*
C. David Kikumoto	62	Chairman of the Board	I/2013
MG Carl H. McNair, Jr. USA (Ret.)	78	Director	I/2013
Lowell D. Miller, Ph.D.	79	Director	III/2012*
Morad Tahbaz	56	Director	II/2014
Aaron D. Todd	50	Director and Chief Executive Officer	II/2014
Michael D. Allen	49	Senior Vice President, Hospital-Based Services	N/A
Trent J. Carman	51	Chief Financial Officer and Treasurer	N/A
Crystal L. Gordon(2)	33	General Counsel and Secretary	N/A
Sharon J. Keck	45	Chief Accounting Officer and Controller	N/A
Howard L. Ragsdale	62	Senior Vice President, Business Development	N/A
Edward T. Rupert	57	Senior Vice President, Community-Based Services	N/A
Paul Tate(3)	61	Chief Operating Officer	N/A

*	Director nominee.

(1)	Refers to the calendar year in which the Annual Meeting of stockholders is expected to be held and at which the term of the pertinent director class shall expire.

(2)	Ms. Gordon was appointed as the Company’s General Counsel and Secretary effective April 4, 2012.

(3)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

Below, you can find the principal occupation and other information about each of the individuals listed in the chart set forth above.

Director Nominees – Class III Directors

Mr. Ralph J.  Bernstein has served on the Board of Directors since February 1994.  He is the co-founder and General Partner of Bernstein Capital, LLC.  Prior to forming Bernstein Capital, LLC, Mr. Bernstein was the managing partner of Americas Partners and Americas Tower Partners.  He holds a Bachelor of Arts Degree in Economics from the University of California at Davis.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  Empire Resorts, Inc. (2004 – 2010).

Key Attributes, Experience and Skills:  Mr. Bernstein brings to the Board of Directors, among his other skills and qualifications, valuable strategic planning and management skills gained as a General Partner of Bernstein Capital, LLC.  In addition and as a result of Mr. Bernstein’s prior service on our Board of Directors, Mr. Bernstein has a vast amount of institutional knowledge regarding the Company’s operations and business generally.  In light of the foregoing, our Board of Directors has concluded that Mr. Bernstein should be re-elected as a member of our Board.

Mr. Mark D. Carleton has served on the Board of Directors since August 2008 and has been a Senior Vice President at Liberty Media Corporation since December 2003.  His primary responsibilities include corporate development and oversight of Liberty’s technology, music, telecom, satellite and sports interests.  Prior to joining Liberty Media Corporation, Mark was a partner at KPMG LLP, where he had overall responsibility for the communications sector.  Mr. Carleton was also a member of KPMG LLP’s Board of Directors.  Mr. Carleton received a Bachelor of Science degree in Accounting from Colorado State University, where he currently is a member of the College of Business Global Leadership Council.  He also is a member of the University of Colorado Sports and Entertainment Advisory Council.  In addition, Mr. Carleton is the Executive in Resident at the Colorado State University Business School for the 2011-2012 school year.

Other Public Company Board Service:  Live Nation Entertainment (January 2010 – present),

Barnes & Noble, Inc. (September 2011 – present), Mobilestreams Limited (January 2006 – present) and Ideiasnet (July 2011- present).

Recent Past Public Company Board Service:  The DIRECTV Group, Inc. (February 2008 – June 2009) and Ticketmaster Entertainment (August 2008 – February 2010).

Key Attributes, Experience and Skills:  Mr. Carleton brings to the Board of Directors, among his other skills and qualifications, financial and accounting expertise acquired while serving as a partner at KPMG LLP.  In addition, Mr. Carleton services on other public company boards has provided him with a number of skills, including leadership development and succession planning, risk assessment, and shareholder and government relations.  In light of the foregoing, our Board of Directors concluded that Mr. Carleton should be re-elected as a member of our Board.

Dr. Lowell D. Miller has served on the Board of Directors since June 1990.  Since 1989, Dr. Miller has been involved with various scientific endeavors including a pharmaceutical research and development consulting business and as a guest lecturer at the university level.  In addition, he has led or been involved with many fund-raising activities for educational purposes.  He is a long-term member of the American Chemical Society and the American Society of Toxicology.  Dr. Miller has a Bachelor of Science degree, a Master’s degree in Biochemistry and a Doctorate degree in Biochemistry all awarded by the University of Missouri.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  None.

Key Attributes, Experience and Skills:  Dr. Miller brings to the Board of Directors, among his other skills and qualifications, vast institutional knowledge of our business and operations, as well as an understanding of the regulatory issues confronting our industry.  In light of the foregoing, our Board of Directors concluded that Dr. Miller should be re-elected as a member of our Board.

Continuing Directors for Term Ending Upon the 2013 Annual Meeting of Stockholders – Class I Directors

Mr. George W. Belsey served as Chairman of the Board of Directors between April 1994 and October 2011.  He has served on the Board of Directors since December 1992 and currently serves as the Lead Independent Director.  Mr. Belsey was appointed Chief Executive Officer of the Company effective in June 1994, and served in that capacity until July 2003, and thereafter provided consulting services to the Company pursuant to the terms of his Consulting Agreement which terminated in 2008.  Mr. Belsey previously served in various executive and administrative positions at the American Hospital Association and at a number of hospitals.  He received his Bachelor’s Degree in Economics from DePauw University in Greencastle, Indiana, and holds a Master’s Degree in Business Administration from George Washington University, Washington, D.C.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  None.

Key Attributes, Experience and Skills:  Mr. Belsey brings to the Board of Directors, among his other skills and qualifications, a vast understanding of the Company’s business acquired through his prior service as the Company’s Chief Executive Officer and Chairman of the Board.  Mr. Belsey has also served in other executive positions in the health care industry.  This experience, combined with his knowledge of the Company and its operations, make him particularly well-suited to serve our Board of Directors.  In light of the foregoing, our Board of Directors has concluded that Mr. Belsey should continue as a member of our Board.

Mr. C. David Kikumoto has served on the Board of Directors since June 2004 and took over responsibilities as Chairman in October 2011.  Mr. Kikumoto is the co-founder and Chief Executive Officer of Denver Management Advisors, Inc. From 1999 to 2000, Mr. Kikumoto was President and Vice Chairman of Anthem Blue Cross and Blue Shield, Colorado and Nevada, and from 1987 to 1999 served in several roles, including CEO of Blue Cross and Blue Shield of Colorado, Nevada and New Mexico.  He received his Bachelor of Science degree in accounting from the University of Utah, pursued graduate studies at the University of Utah, and graduated from the Executive Development Program at the University of Chicago.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  Corgenix (April 2006 – March 2011).

Key Attributes, Experience and Skills:  Mr. Kikumoto brings to the Board of Directors, among his other skills and qualifications, significant experience in the health care industry, as well as extensive management and operations experience gained while serving in executive positions with Anthem Blue Cross and Blue Shield.  Additionally, given Mr. Kikumoto’s prior experience and service on several other private company boards, he is versed on a number of complex issues affecting the health care industry.  In light of the foregoing, our Board of Directors has concluded that Mr. Kikumoto should continue as a member of our Board.

Major General Carl H. McNair, Jr., USA (Ret.) has served on the Board of Directors since March 1996.  In April 1999, General McNair retired from his position as Corporate Vice President and President, Enterprise Management, for DynCorp, a technical and professional services company headquartered in Reston, Virginia, where he was responsible for the company’s core businesses in facility management, marine operations, test and evaluation, administration and security, and biotechnology and health services.  He then served as Special Assistant, Government Relations and Legislative Affairs to the CEO of DynCorp until 2003 when DynCorp was acquired by Computer Sciences Corporation (“CSC”).  He continued service in the corporate offices of CSC until 2010.

During his more than three decades of military service, General McNair held many high level command and staff positions in Army Research, Development and Acquisition, as well as extensive aviation experience in the development and operation of both rotary and fixed wing aircraft, which led to his command of the United States Army Aviation Center and service as the first Chief of the Army Aviation Branch.  General McNair currently serves on multiple non-profit boards, including, without limitation, the boards of Easter Seals, the Army Historical Foundation and the Army Aviation Association of America.

General McNair has a Bachelor of Science degree in Engineering from the U.S. Military Academy at West Point, a Bachelor’s degree and Master’s degree in Aerospace Engineering from the Georgia Institute of Technology, and a Master of Science degree in Public Administration from Shippensburg University.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  None.

Key Attributes, Experience and Skills:  Major General Carl H.  McNair, Jr.  USA (Ret.) brings to the Board of Directors, among his other skills and qualifications, a vast understanding of the aviation and health care industries, and a technical understanding of our business that he gained through his service in the military and DynCorp.  Further, he has significant knowledge and understanding of our business and operations, which he gained through his prior service on our Board.  In light of the foregoing, our Board of Directors has concluded that Major General Carl H.  McNair, Jr.  USA (Ret.) should continue as a member of our Board.

Continuing Directors for Term Ending Upon the 2014 Annual Meeting of Stockholders – Class II Directors

Mr. Morad Tahbaz has served on the Board of Directors since February 1994.  He is a co-founder and General Partner of Americas Partners, an investment firm.  Additionally, Mr. Tahbaz is the founder and a partner of M.T. Capital, L.L.C., an investment company for real estate and private equity transactions.  Mr. Tahbaz received his Bachelor’s degree in Philosophy and Fine Arts from Colgate University and attended the Institute for Architecture and Urban Studies in New York City.  He holds a Master’s degree in Business Administration from Columbia University Graduate School of Business.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  Empire Resorts, Inc. (2003-2005)

Key Attributes, Experience and Skills:  Mr. Tahbaz brings to the Board of Directors, among his other skills and qualifications, valuable strategic planning and management skills gained as a General Partner of Americas Partners, as well as extensive institutional knowledge of the Company’s business and operations.  Mr. Tahbaz also has extensive corporate governance experience, which he gained during his service on the board of directors of Empire Resorts, Inc.  In light of the foregoing, our Board of Directors concluded that Mr. Tahbaz should continue as a member of our Board of Directors.

Mr. Aaron D. Todd has served on the Board of Directors since June 2002 and as Chief Executive Officer since July 2003.  He joined the Company as Chief Financial Officer in July of 1995 and was appointed Secretary and Treasurer during that same year.  Mr. Todd holds a Bachelor of Science degree in Accounting from Brigham Young University.

Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  None.

Key Attributes, Experience and Skills:  Mr. Todd brings to the Board of Directors, among his other skills and qualifications, a vast understanding of financial and accounting matters, as well as significant knowledge and understanding of our operations and the aviation and health care industries generally.  In light of the foregoing, our Board of Directors concluded that Mr. Todd should continue as a member of our Board of Directors.

Executive Officers*

Mr. Michael D. Allen was named Senior Vice President of Hospital-Based Services in January 2006.  Since 1992, Mr. Allen has served the Company in several other positions including line pilot, safety representative, aviation site manager, training captain/check airman and operations manager.  Prior to joining the Company, Mr. Allen was a commercial pilot for two years and served as a pilot in the U.S. Army for five years.  Mr. Allen graduated from Portland State University with a Bachelor of Science degree in Mathematics.

Mr. Trent J. Carman joined the Company in April 2003 and is the Chief Financial Officer and Treasurer.  Prior to joining the Company, Mr. Carman served as Chief Financial Officer of StorNet, Inc. from January 2000 until April 2003, and served in various capacities including Senior Vice President and Chief Financial Officer for United Artists Theatre Circuit, Inc., from June 1992 until January 2000.  Mr. Carman received his Bachelor of Science degree in Accounting from Utah State University and holds a Master’s degree in Business Administration-Finance from Indiana University.

Ms. Crystal L. Gordon was appointed as General Counsel and Secretary of the Company on April 4, 2012.  Prior to her appointment, Ms. Gordon was the Vice President and Associate General Counsel of the Company.  Before joining the Company in April 2011, Ms. Gordon was in private practice focusing on mergers and acquisitions, securities offerings, SEC compliance matters, and corporate governance.  Ms. Gordon received her law degree from the University of Denver, and received her Bachelor of Science degree in Biology from Santa Clara University.  Prior to attending law school, Ms. Gordon worked as a compliance associate with a boutique investment advisory firm in Northern California.

Ms. Sharon J. Keck joined the Company as Accounting Manager in October 1993 and was named Controller in July 1995.  She assumed the additional position of Chief Accounting Officer in January 2002.  Ms. Keck holds a Bachelor of Science degree in Accounting from Bob Jones University.

Mr. Howard L. Ragsdale joined the Company in September 2009 and was appointed to the position of Senior Vice President, Business Development in June 2010.  Prior to joining the Company, Mr. Ragsdale was the director of a division for a major air medical service provider.  He has been involved in the air medical industry for over 20 years and has held senior leadership positions with aviation and business responsibilities.  Mr. Ragsdale is a commercially rated instrument pilot in both rotor and fixed wing aircraft.  Prior to becoming a warrant officer in the US Army where he served until 1977, he attended Southeastern Christian College and Eastern Kentucky University.

Mr. Edward T. Rupert joined the Company in 2004 as a Community-Based Regional Vice President and was appointed to the position of Senior Vice President, Community-Based Services in June 2010.  Prior to joining the Company, Mr. Rupert was a program director, critical care transport coordinator, and flight nurse for the MedSTAR air and ground transport program at Washington Hospital Center.  Mr. Rupert is on the Board of Directors for the Association of Air Medical Services, and a contributing author for numerous publications.  Mr. Rupert earned a Bachelor of Science degree in nursing from the University of Maryland at Baltimore.

* Biographical information for Mr. Aaron D. Todd, our Chief Executive Officer, is set forth above under Continuing Directors for Term Ending Upon the 2014 Annual Meeting of Stockholders – Class II Directors

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Principles

The Board of Directors believes that the purpose of corporate governance is to seek to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity.  The Board of Directors has adopted and adheres to corporate governance practices which the Board of Directors and senior management believe promote this purpose and are sound and represent best practices.  We regularly review these governance practices, Delaware law (the state in which we are incorporated), rules and listing standards of The NASDAQ® Stock Market, and SEC regulations, as well as best practices suggested by recognized corporate governance authorities.

Board Leadership Structure and Independent Chairman

The Board of Directors separated the positions of Chairman and Chief Executive Officer in July 2003, after Mr. Belsey stepped down as our Chief Executive Officer and Mr. Todd was appointed to serve as our Chief Executive Officer.  Maintaining separate positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business plans and supervising the Company’s day-to-day business operations and allows our Chairman to lead the Board of Directors in its oversight and advisory roles.  Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success.  The Board of Directors also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management.  At this time, the Board of Directors has determined for the foregoing reasons that its leadership structure is appropriate and in the best interests of the Company’s stockholders.  The Company will continue to periodically evaluate whether this leadership structure best serves the Company and its stockholders.

Lead Director

Because the Board of Directors determined that David Kikumoto, our Chairman, is not an independent director under the applicable NASDAQ rules and regulations, our Board of Directors has appointed George Belsey as “Lead Independent Director” to preside at all executive sessions of the directors who are all independent, as defined under applicable NASDAQ rules and regulations.  As the Lead Independent Director, Mr. Belsey has the responsibility of presiding at all executive sessions of the Board and to the extent appropriate, consulting with the Chairman and the Chief Executive Officer regarding such executive sessions.  The Board generally holds executive sessions at each regular meeting.

Board Risk Oversight

Our Board of Directors, together with our executive officers, oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan.  The Board of Directors performs this oversight role by reviewing the operations of the Company’s business and corporate functions and addressing the primary risks associated therewith.  The Board has delegated certain responsibilities to the finance and strategic planning committee and the audit committee, including, among other things, reviewing the risks associated with the Company’s strategic plan, discussing policies with management with respect to financial risk assessment and enterprise risk management, developing guidelines to govern the process by which major financial and accounting risk assessment is undertaken by the Company, identifying the primary risks to the Company’s business and interim updates of those risks, and monitoring and evaluating the primary risks associated with particular business units and functions.  In performing such functions, the audit committee and the finance and strategic planning committee have full access to management, as well as the ability to engage advisors.

The audit committee and the finance and strategic planning committee provide reports to the Board regarding the risk areas identified above.  In addition, the compensation/stock option committee and the nominating and governance committee address relevant risks during their respective meetings.  The Board believes that the work undertaken by the audit committee and the finance and strategic planning committee, together with the work of the full Board, the other committees, and our executive officers, enables the Board to effectively oversee the Company’s risk management.

Board Membership and Director Independence

Currently, the Company’s Board of Directors has nine members, but immediately following the Annual Meeting, the Board will consist of eight members, as David A. Roehr has notified the Board of Directors that he will not be standing for re-election at the Annual Meeting.  The Board of Directors has determined that six of those eight directors, namely Dr. Miller and Messrs. Belsey, Bernstein, Carleton, McNair, and Tahbaz, satisfy The NASDAQ® Stock Market standard for director independence.  The Board of Directors has determined that Mr. Todd, as our Chief Executive Officer, and Mr. Kikumoto are not independent under The NASDAQ® Stock Market standard for director independence.  In accordance with NASDAQ® rules, in November 2010, the Company made a determination that given Mr. Kikumoto’s relationship with Denver Management Advisors, Inc., which had been previously retained by the Company to provide additional advisory services, Mr. Kikumoto is not independent.

The Board of Directors held five meetings in 2011.  Each director attended at least 75% of the Board of Directors and applicable committee meetings during 2011.  One member of the Board of Directors attended the Company’s 2011 Annual Meeting.

Our Board of Directors conducts its business through meetings of the Board and through activities of the standing committees, as further described below.  The Board and each of the standing committees meets throughout the year on a set schedule and also holds special meetings and act by written consent from time to time, as appropriate.  Board agendas include regularly scheduled executive sessions of the independent directors to meet without the presence of management.  The Board has delegated various responsibilities and authority to different committees of the Board, as described below.  Members of the Board have access to all of our members of management outside of Board meetings.

Committees of the Board of Directors

The Board of Directors has established an audit committee, finance and strategic planning committee, compensation/stock option committee and a nominating and governance committee.  Each of the committees regularly report on their activities and actions to the full Board of Directors.  The full text of all of the charters for each Board committee other than the finance and strategic planning committee, which does not operate pursuant to a written charter, is available on the Company’s website at www.airmethods.com.  The contents of our website are not incorporated by reference into this document for any purpose.

Audit Committee

The audit committee, which met eleven times during 2011, currently consists of Messrs. McNair (Chairman), Carleton and Roehr.  The Board of Directors has determined that all members of the audit committee are “independent” within the meaning of the listing standards of The NASDAQ® Stock Market and the SEC rules governing audit committees.  In addition, the Board of Directors determined that Messrs. Carleton and Roehr meet the criteria of an “audit committee financial expert” as defined under the applicable SEC rules.  Given that Mr. Roehr will not be standing for re-election at the Annual Meeting, a new member of the Board of Directors will be appointed to serve on the committee immediately after the Annual Meeting.

See the “Audit Committee Report” on page 48 for a description of the audit committee’s duties and responsibilities.

Finance and Strategic Planning Committee

The finance and strategic planning committee was formed by the Board of Directors in April 2003.  The current members of the finance and strategic planning committee are Messrs. Tahbaz (Chairman), Bernstein, Carleton, Kikumoto, Todd, and Roehr.  The finance and strategic planning committee oversees establishment and achievement of corporate financial objectives and key growth initiatives, including acquisitions that are significant to the Company’s business.  In addition, the committee analyzes and evaluates the capital structure of the Company.  The finance and strategic planning committee met eight times in 2011.

Compensation/Stock Option Committee

The compensation/stock option committee currently consists of Dr. Miller (Chairman) and Messrs. Belsey and Bernstein.  Mr. Sam Gray, who resigned from the Board of Directors on November 1, 2011, served on the compensation/stock option committee until such resignation date.  The compensation/stock option committee, which met seven times in 2011, is responsible for making recommendations to the Board of Directors regarding executive compensation matters.  The specific nature of the compensation/stock option committee’s responsibilities are described under “Compensation Discussion and Analysis.”

The Board of Directors has determined that all members of the compensation/stock option committee are “independent” within the meaning of The NASDAQ® Stock Market’s listing standards.

Nominating and Governance Committee

The nominating and governance committee currently consists of Messrs. Belsey (Chairman), Tahbaz and Dr. Miller.  Mr. Gray served on the nominating and governance committee until November 1, 2011.  The nominating and governance committee provides committee membership recommendations to the Board of Directors along with changes to those committees.  In addition, the nominating and governance committee identifies, evaluates and recommends to the Board individuals, including individuals proposed by stockholders, qualified to serve as members of the Board of Directors.  The nominating and governance committee also identifies, evaluates and recommends to the Board, nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected.  The nominating and governance committee also develops and recommends to the Board of Directors corporate governance principles applicable to the Company.  The nominating and governance committee met four times in 2011.

The Board of Directors has determined that all members of the nominating and governance committee are “independent” within the meaning of The NASDAQ® Stock Market’s listing standards.

Nomination of Directors

In accordance with its written charter, the nominating and governance committee investigates suggestions for candidates for membership on the Board of Directors, including candidates nominated by our stockholders, and recommends prospective directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board of Directors.

Directors may be nominated by the Board of Directors or by stockholders in accordance with our Bylaws.  Our Bylaws provide that a stockholder may bring certain business before an annual meeting, including, among other things, the nomination of directors if such stockholder has delivered written notice to the Secretary of the Corporation and such notice is received by the Secretary, not less than sixty (60) days and not more than ninety (90) days prior to an annual meeting. (see “Stockholder Proposals” for additional information).  The stockholder notice must include the following information with respect to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.  The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In recommending candidates for appointment or re-election to the Board of Directors, the nominating and governance committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, specifically, the Board considers, among other things, the candidate’s independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the Board or its committees.  While there is no formal policy with regard to consideration of diversity in identifying director nominees, the nominating and governance committee considers diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees.

In addition, the nominating and governance committee seeks to ensure that at least a majority of the directors are independent under the rules of The NASDAQ® Stock Market, and that members of the Company’s audit committee meet the financial literacy and sophistication requirements under The NASDAQ® Stock Market rules and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.  Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties.

In determining whether to recommend a director for re-election, the nominating and governance committee considers, among other things, the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors.

Certain Relationships and Related Transactions

Transactions with Related Persons

None.

Review, Approval or Ratification of Transactions with Related Persons

The audit committee charter charges the committee with the responsibility to investigate, review, and report to the Board the propriety and ethical implications of any transactions between the Company and any employee, officer, or Board member, or any affiliates of the foregoing.  The audit committee charter operates in conjunction with other aspects of the Code of Business Conduct for Members of the Board of Directors adopted November 2, 2011 (the “Director Code of Conduct”).  The audit committee evaluates related party transactions for purposes of recommending to the disinterested members of the Board that the transactions are fair, reasonable and within the Company policies and practices.  The Board will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders.  Related party transactions involving directors are also subject to approval or ratification by the disinterested directors when so required under Delaware law. Applicable transactions may be reported to the audit committee by our independent auditors, employees, officers, Board members, or other parties.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, none of the members of the compensation/stock option committee has been or will be one of the Company’s officers or employees.  The Company does not have any interlocking relationships between its executive officers and the compensation/stock option committee and the executive officers and compensation committee of any other entities, nor has any such interlocking relationship existed in the past.

Code of Ethics

We have adopted a Code of Ethics for our officers and employees, as well as the Director Code of Conduct for our non-employee directors (together, the “Codes”). The Codes are intended to promote honest and ethical conduct, compliance with applicable laws, full and accurate reporting, and prompt internal reporting of violations of the code, as well as other matters.  Each year, our employees and our non-employee directors confirm that they have read the applicable Code and will comply with its standards.  Both Codes are available on our website www.airmethods.com under the “Investor” tab.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our review of the copies of reports filed and upon written representations, we believe that during 2011, executive officers, directors and ten percent stockholders of the Company were in compliance with their filing requirements under Section 16(a) of the Exchange Act of 1934, as amended.

STOCKHOLDER COMMUNICATIONS

The Board of Directors recommends that stockholders initiate any communications with the Board of Directors in writing directed to the Company’s secretary at: Secretary, Air Methods Corporation, 7211 South Peoria, Englewood, Colorado 80112.  This centralized process assists the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner.  Each communication intended for the Board of Directors and received by the Secretary that is a communication made by the stockholder in such capacity (as opposed to acting in its capacity as a party with a commercial relationship with the Company) will be promptly forwarded to the specified party.

COMPENSATION/STOCK OPTION COMMITTEE REPORT

The compensation/stock option committee of the Board of Directors (the “Committee”) has reviewed and discussed the section of this proxy statement entitled “Compensation Discussion and Analysis” with management.  Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

By the Compensation/Stock Option Committee

Lowell D. Miller, Ph.D., Chairman
Ralph J. Bernstein
George Belsey

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy and the material elements of our compensation program for fiscal year 2011 for our named executive officers, including our chief executive officer, our chief financial officer and our three other most highly compensated executive officers (collectively, the “executive officers”).  The CD&A has been organized into two sections.  The first section, “Compensation Actions for 2011,” summarizes the compensation actions taken during 2011, as well as highlights the Company’s financial performance during 2011.  The second section, “General Compensation Practices and Philosophies,” discusses our general compensation philosophy and policies.

Section I – Compensation Actions for 2011

Overview of 2011 Performance

During fiscal year 2011, the Company continued its strong performance, with revenues of $660,549,000 (representing a 17.5% increase from the year ended December 31, 2010), and net income of $46,574,000 (representing a 9% increase from the year ended December 31, 2010).  The Company’s cumulative five-year total shareholder return (“TSR”) was 204.47%.  The charts set forth below illustrate elements of our strong success:

Revenue Growth

As shown above, the percentile ranking of our performance measured by TSR is in the top quartile for each of the periods as compared to our compensation peer group.

In addition to the financial highlights noted above, in 2011, the Company successfully completed its acquisition of Omniflight Helicopters, Inc., negotiated a new collective bargaining agreement with the Company’s pilots and executed an agreement with Community Health Systems to be the preferred provider of emergency air ambulance services.

Components of the Executive Compensation Program for 2011 and Fiscal Year 2011 Awards

For 2011, the compensation program for the Company’s executive officers was essentially the same program that has been in place for the last five years.  The program is highly performance based, specifically focused on achieving EPS targets, and the 2011 compensation of our executive officers reflects the Company’s performance.  Given the overwhelming shareholder support that the “Say-on-Pay” resolution received at our June 14, 2011 annual meeting (91% of votes cast in favor of the advisory proposal), the Committee did not make any adjustments to its compensation program for 2011. However, as a result of the Company’s strong performance, and in an effort to ensure the Company is paying its executive officers competitively, in April 2012, the Committee engaged Denver Compensation & Benefits LLC, the Committee’s independent compensation consultant (“DCB”), to undertake an analysis of compensation for the Company’s executive officers, which is ongoing.  (see “Role of Comparative Compensation Data” for a more detailed discussion of the benchmarking process).

As discussed in greater detail below in Section II, the main components of our executive compensation program are base salary, annual performance-based cash bonuses and long-term compensation, including cash bonuses and equity (options and restricted stock), each of which are discussed below for fiscal 2011.

Base Salary.  In 2011, each of the executive officers received 3% increases in their base salary.  The table below sets forth the base salary for each executive officer for 2011.

Base Salaries for 2011

Executive Officer	Base Salary
Aaron D. Todd,	$422,200
Chief Executive Officer
Michael D. Allen,	$257,400
Senior Vice President, Hospital-Based Services
Trent J. Carman,	$265,845
Chief Financial Officer and Treasurer
Sharon J. Keck,	$204,045
Chief Accounting Officer
Edward T. Rupert,	$200,850
Senior Vice President, Community-Based Services
Paul H. Tate,	$317,550
Chief Operating Officer(1)

(1)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

2011 Annual Bonus Targets.  For 2011, the bonus amount for each executive officer, other than the Chief Accounting Officer, was tied to achievement of certain corporate performance goals, primarily related to, among other things, achieving a pre-determined earnings per share target (weighted at 40% of the targeted bonus amount).  As set forth in the table below, the annual bonus opportunity for the executive officer group ranged from 30% to 40% of the executive officer’s respective base pay.  In addition to the earnings per share target, in 2011 the payment of annual bonuses was also tied to achievement of certain operational and strategic goals (weighted at 60% of the targeted bonus amount).

The specific operational and strategic goals are not disclosed in this proxy statement because such disclosure would result in competitive harm to the Company.  However, such goals generally relate to cost reduction efforts, achieving divisional budget net income objectives, securing new business relationships and growth in same-base transport volume.  The Company is involved in a unique business with very few competitors, and in particular very few public company competitors.  Accordingly, the disclosure of such information may provide insight into the Company’s planning process and projections.  For the strategic and operational goals, the Committee, pursuant to the recommendation of the Chief Executive Officer, established precise measures and determined the relative weight to be given to each measure, as well as the requirements as to how many of the measures needed to be achieved in order to reach threshold, target and maximum goals.  At the time that the operational and strategic goals were set, the targets that the Committee and the Chief Executive Officer established were substantially uncertain to be achieved.  The full Board of Directors (other than our Chief Executive Officer) established the strategic and operational goals for the Chief Executive Officer.

The bonus amount for the Chief Accounting Officer was determined according to whether annual individual goals, which were set by the Chief Executive Officer and the Chief Financial Officer, were attained.  The rationale for excluding the Chief Accounting Officer from the formula bonus is to help avoid actual and apparent financial self-interest on the part of the Chief Accounting Officer in the achievement of key financial measures.  The individual goals established for Ms. Keck, our Chief Accounting Officer, included, among other things, the timely filing of the Company’s Form 10-Ks and Form 10-Qs.  The Chief Executive Officer and the Chief Financial Officer made a recommendation to the Committee and the Committee determined the bonus for the Chief Accounting Officer, taking into account their recommendation.  In determining Ms. Keck’s bonus amount, the Chief Executive Officer and Chief Financial Officer took into account Ms. Keck’s efforts with regard to the Company’s restatement of its financial statements, the acquisition of Omniflight Helicopters, Inc. and the integration of a new information technology system.  Ms. Keck received a bonus in the amount of $150,000 for fiscal year 2011, representing approximately 74% of her 2011 base salary.

The earnings per share target for fiscal year 2011 was fully diluted earnings per share of $4.20 (“EPS Target”).  The EPS Target represented a 20% increase from the fully diluted earnings per share achieved in 2010 ($3.39).  For each $0.01 increase above the EPS Target, the bonus opportunity for each executive officer increased between 1.0 % and 1.33%.  In addition to the EPS Target and at the discretion of the Committee, the bonus amount for each executive officer could be increased by up to 10% for achievement of objectives deserving additional incentive compensation or if factors beyond the control of the executive officer negatively impacted the bonus computation.  The maximum bonus amount was capped at 300% of the target bonus amount.

For fiscal year 2011, the fully diluted earnings per share was $3.63, representing an approximate 7% increase from the fully diluted earnings per share achieved in 2010.  A number of factors contributed to the EPS results, including, one-time expenses related to the Omniflight Helicopters, Inc. acquisition, the Company’s restatement of its financial statements, expenses associated with the successful negotiation of a collective bargaining agreement with the Company’s pilots and losses associated with an asset disposition.

Despite not achieving the EPS Target, certain executives achieved several of the strategic and operational goals established by the Committee.  Messrs. Carman and Todd received their target bonus amount, while the other executive officers received bonuses well below their target amounts.  In awarding bonuses to Messrs. Carman and Todd, the Committee considered, among other things, their leadership during the acquisition of Omniflight Helicopters, Inc., and integration of Omniflight into the Company’s operations.  Mr. Allen was also awarded a bonus near his target amount given his increased contribution to the Company’s operations in 2011, as well as meeting most of his strategic and operational goals established by the Committee.

The table below illustrates each executive officer’s (other than the Chief Accounting Officer) bonus target and actual bonus amount paid for achievement of certain strategic and operational goals for 2011.

Target vs.  Annual Incentive Bonuses
Paid for 2011 Performance

Executive Officer	2011 Annual Base Salary	Target Percentage of Base Salary	Target Bonus Amount	Total Cash Bonus (not including the EVA Bonus Amount)	Percentage of Base Salary for Individual Bonus Amount Approved (not including EVA Bonus Payment)
Aaron D. Todd,Chief Executive Officer	$422,199	40%	$168,880	$367,384	87%
Michael Allen, Senior Vice President, Hospital-Based Services	$257,400	30%	$77,220	$75,000	29%
Trent J. Carman,Chief Financial Officer and Treasurer	$265,845	30%	$79,753	$100,000	38%
Edward T. Rupert, Senior Vice President, Community-Based Division	$200,850	30%	$60,255	$22,142	11%
Paul H. Tate,Chief Operating Officer(1)	$371,550	30%	$95,265	$37,218	12%

(1)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

Long-Term Incentive Awards for 2011.  Long-term incentive awards are designed to align the interests of our executive officers with those of our stockholders.  In 2011, the Committee decided to award only restricted stock to the executive officers.  Stock ownership and stock-based incentive awards align the interests of our executive officers with the interests of our shareholders, as the value of this incentive rises and falls with the stock price, consistent with shareholder returns.  Restricted stock awards also promote executive retention as unvested shares held at the time the executive’s employment is terminated are forfeited.  Restricted stock awards generally vest in three equal installments on each of the first three anniversaries of the grant date.

Consistent with prior years’ incentive award grant practices for each executive officer, the 2011 restricted stock grants were based on the Committee’s subjective assessment of each executive officer’s prior year individual and team performance and expected contribution in future years.

2011 Annual Incentive Awards

Executive Officer	Number of Shares of Restricted Stock	Grant Date Fair Value of Restricted Stock	Percentage of Base Salary
Aaron D. Todd, Chief Executive Officer	3,000	$159,480	38%
Michael Allen, Senior Vice President, Hospital-Based Services	2,000	$106,320	41%
Trent J. Carman, Chief Financial Officer and Treasurer	2,000	$106,320	40%
Sharon J. Keck, Chief Accounting Officer and Controller	2,000	$106,320	52%
Edward T. Rupert, Senior Vice President, Community-Based Services	2,000	$106,320	53%
Paul H. Tate, Chief Operating Officer(1)	2,000	$106,320	33%

(1)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

2012 Equity Grants

The Committee did not award equity grants to all of the executive officers in 2012 because certain of the officers did not meet their strategic and performance goals (weighted at 60%), nor did the Company achieve the 2011 EPS Target established by the Committee (weighted at 40%).  Accordingly, as evidenced by the table below, the Committee only awarded Ms. Keck and Messrs. Carman and Todd equity awards in the form of restricted stock grants.  The restricted stock vests in three equal installments on each of January 1, 2013, January 1, 2014 and January 1, 2015.  These shares of restricted stock become freely tradable upon vesting.  In 2012, the executive officers were granted the following number of time-vested, restricted shares:

Name and Principal Position	Shares (#)
Aaron D. Todd,	3,000
Chief Executive Officer
Trent J. Carman,	2,000
Chief Financial Officer and Treasurer
Michael D. Allen,	---
Senior Vice President, Hospital-Based Services
Sharon J. Keck,	3,000
Chief Accounting Officer and Controller
Edward T. Rupert,	---
Senior Vice President, Community-Based Services
Paul H. Tate,	---
Chief Operating Officer(1)

(1)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

Payment of EVA Performance Bonuses

In addition to equity awards, other long-term incentives include the amounts payable under the Economic Value Added Plan (the “EVA Plan”) adopted on February 5, 2009.  Under the EVA Plan, Messrs. Allen, Carman, Tate and Todd received a certain percentage of the “Economic Value Added” during the Performance Period (January 1, 2009 through December 31, 2010).  The EVA Plan was designed to reward the participants for sustained, continuous improvement in operating profit in relation to the invested capital employed in the business.  The Committee adopted the EVA Plan because of its belief that compared to such common performance measures as return on capital, return on equity, growth in earnings per share and growth in cash flow, the EVA Plan has the highest correlation with the creation of value for stockholders over the long term.  For the reasons stated above, the Committee has adopted another long-term incentive plan similar to the EVA Plan (see Proposal No. 2).

The first two payments due under the EVA Plan were paid on March 15, 2011 and January 1, 2012, and the final payment is due on January 1, 2013 to each of Messrs. Todd ($1,159,281), Allen ($526,946) and Carman ($526,946).  Such payments will be paid in accordance with the terms of the EVA Plan.  In connection with Mr. Tate’s departure as the Company’s Chief Operating Officer, and as required pursuant to the terms of his EVA Plan, his final EVA payment in the amount of $649,900 was accelerated and paid as part of his severance package.

Adoption of Equity Retention Guidelines for Directors and Officers and Policy Prohibiting Hedging

The Committee has established stock ownership guidelines for senior management and directors.  The stock ownership guidelines have been established to better align the interests of our executive officers and directors with the interests of our stockholders and to promote our commitment to sound corporate governance.  As a result of the guidelines, an executive officer is required to achieve the target stock ownership within three (3) years after being designated as a Section 16 Officer, or in the case of an executive officer designated as a Section 16 Officer at the time the guidelines were adopted, by December 31, 2015, which is five (5) years from the date of adoption of the guidelines.  Non-employee directors are required to achieve the target stock ownership within three (3) years of joining the Board of Directors, or in the case of non-employee directors serving at the time the guidelines were adopted, by December 31, 2013, which is three (3) years from the date of adoption of the guidelines.

The ownership requirement for our non-employee directors is a minimum of 15,000 Qualifying Shares (as defined hereafter).  As defined under the guidelines, “Qualifying Shares” includes the Company’s common stock (including vested and unvested restricted common stock) and shares of common stock represented by unexercised options.  Executive officers must own a number of Qualifying Shares equal to a multiple of their base salary, ranging from 5 (CEO) to 1 (Vice Presidents).

As of December 31, 2011, all executive officers and non-employee directors subject to the guidelines met or exceeded their ownership guidelines.

Our Insider Trading Policy prohibits, among many other actions, our executive officers and directors from entering into derivative transactions such as puts, calls or hedges with our stock.

Executive Departures

In connection with a consolidation of the Company’s management structure, the position of Chief Operating Officer held by Paul H.  Tate was eliminated effective as of April 9, 2012.  Pursuant to the terms of the Separation Agreement entered into with Mr. Tate on April 11, 2012, and as required by Mr. Tate’s Employment Agreement, the Company agreed to pay Mr. Tate (i) $504,687 over the eleven-month period beginning on the first regularly scheduled payroll after the expiration of the revocation period as set forth in the Separation Agreement; and (ii) as required by the terms of the Economic Value Added Bonus Plan, adopted February 5, 2009, a lump sum payment of $649,900 (such amount would have otherwise been payable to Mr. Tate on January 1, 2013).  The Company will also pay the COBRA premiums for Mr. Tate’s continued coverage under the Company’s group, medical and dental policies for up to 12 months following the Effective Date.  The Separation Agreement also contains non-competition and non-solicitation provisions, as well as other customary terms.

Under the terms of the Separation Agreement, Mr. Tate has agreed to provide consulting services to the Company for a period of eleven months following the Effective Date (the “Consulting Term”).  During the Consulting Term, Mr. Tate will assist the Company with its management consolidation, as well as with the transition of his duties.  In exchange for such consulting services, the Company will pay Mr. Tate a monthly fee of $52,273 during the Consulting Term, as well as provide Mr. Tate with the use of certain Company benefits.

Section II – General Compensation Practices and Philosophies

In the remainder of the CD&A, we discuss in more detail our 2011 executive compensation program.  Among other topics, we address the following:

•	The philosophy underlying our executive compensation program (page 22)
•	The objectives of our executive compensation program (page 22)
•	How compensation decisions are made (page 22)
•	Elements of our executive compensation program (page 23)
•	Allocation of compensation (page 23)
•	Role of the independent compensation consultant (page 24)
•	Role of comparative compensation data (page 24)
•	Peer groups (page 25)
•	Forms of compensation and discretion (page 26)
•	Equity grants and marketing timing (page 26)
•	Clawback policy (page 26)
•	Previously earned compensation (page 26)
•	Accounting and tax treatment (page 26)
•	Risk mitigation (page 27)

Philosophy Underlying the Executive Compensation Program

Our compensation program is intended to provide a link between increasing the long-term value of stockholder investment in the Company and the compensation earned by our executive officers.  Our compensation program rewards sustained financial and operating performance and leadership excellence, aligns the executives’ long-term interests with those of our stockholders and motivates our executive officers to remain with the Company for long and productive careers built on expertise.  We believe that our stockholders should always benefit first before any element of our executive officers’ variable compensation is earned or paid.  For example, under our annual bonus program a minimum level of corporate performance must be achieved before any bonus is payable (other than the bonus amount payable to our Chief Accounting Officer).  The Committee and the Board of Directors, at the recommendation of our Chief Executive Officer, carefully set that minimum each year.  Even if the minimum level is achieved, the Committee reserves the sole discretion to exercise negative discretion to the extent it deems reasonable and prudent under the circumstances.

Objectives of the Executive Compensation Program

•	Attract and retain executives capable of leading us to meet our business objectives;

•	Adequately compensate our executive officers for achieving important short-term objectives;

•	Align the interests of executive officers and stockholders through the use of equity and other long-term incentives; and

•	Reward executives for achieving sustainable increases in the value of stockholders’ investments.

How Compensation Decisions Are Made

In February of each year, the Committee reviews the performance and total compensation of the executive officers.  The Committee reviews and establishes each executive officer’s total compensation target, which includes base salary, annual bonus opportunities and long-term incentive awards for the current year.

The following table depicts the roles of management, the Committee, and our Board of Directors in recommending or approving actions relating to the compensation of our executive officers.

Action	For the Chief Executive Officer (“CEO”)	For Other Executive Officers
Design compensation program	Board of Directors (other than the CEO) and the Compensation Committee	Board of Directors and Compensation Committee
Establish target and maximum Incentive Plan awards	Board of Directors (other than the CEO) and the Compensation Committee	CEO and Compensation Committee
Performance appraisal	Board of Directors (other than the CEO)	CEO
Recommend base salary adjustments	Board of Directors (other than the CEO) and the Compensation Committee	CEO
Approve base salary adjustments	Board of Directors (other than the CEO)	Compensation Committee
Recommend Incentive Plan awards	Board of Directors (other than the CEO) and the Compensation Committee	CEO
Approve Incentive Plan awards	Board of Directors (other than the CEO)	Compensation Committee

As noted above, the Committee makes all base, bonus and equity compensation decisions regarding executive officers, with the exception of Mr. Todd, whose compensation is approved by the entire board of directors (other than Mr. Todd).  In making such determinations, the Committee relies on the recommendations provided by Mr. Todd with respect to all of the other executive officers, as well as information provided by management with respect to financial projections for the Company and divisional performance goals.

Elements of Executive Compensation

Our compensation structure consists of three components.  The following table lists the key elements that generally comprise our 2011 executive compensation.

Element	Purpose		Form
Base Salary
Salary and benefits are paid for ongoing performance throughout the year.  The amount of base salary payable to each executive officer is commensurate with each executive’s responsibilities, experience and past performance.
Cash
Performance-Based Annual Bonus
The annual bonus component of executive compensation is in place to encourage and reward the achievement of the various Company objectives, including, among other things, certain growth targets of our community-based services, securing and retaining hospital-based service contracts, achieving earnings per share goals and divisional earnings goals.  The annual bonus rewards the achievement of short-term objectives which should eventually translate into a sustainable increase in stock price.
Cash
Long-Term Incentive Compensation
The long-term incentive compensation currently consists of options and time-vested restricted stock under the 2006 Plan and cash awarded under the EVA Plan.  Our long term incentive compensation is designed to reward executives if they are successful in increasing the value of stockholder investment.  It also helps encourage executives to avoid behavior which results in short-term benefit at the expense of long-term share value.
●
Long-term incentive awards granted under the Amended and Restated 2006 Equity Compensation Plan, as mended (“2006 Plan”).  The 2006 Plan allows for grants of incentive stock options, non-statutory stock options, shares of restricted stock and stock appreciation rights.

		●	Cash payments under the EVA Plan.

Determination of the Amount and Formula for Each Element of Pay

To determine the appropriate level and mix of incentive compensation, the Committee considers a number of factors, including the information provided by the Committee’s compensation consultant (see below).  Generally, we choose to pay various elements of compensation based on (1) the base pay necessary to attract and retain talent, (2) internal equity, and (3) corporate and individual performance.  Specific factors considered for each element of compensation are as follows:

•
Base pay is set by the Committee in an amount which is adequate to attract and retain the talent that the Company needs.  The amount of base salary payable to each executive officer is commensurate with each executive’s responsibilities, experience and past performance.  The Committee is careful to take into account internal equity and the relative value of individual executive officer jobs, as well as the value of the jobs immediately below the executive officer level.  Base pay is not utilized by the Company to reward outstanding individual and/or corporate performance, which is instead tied to the short-term and long-term incentive plans.

•
The annual bonus opportunity for the executive officer group customarily ranges from 30% to 40% of the executive officers’ respective base pay.  As noted above, in 2011, only two of the executive officers (Messrs. Carman and Todd) received bonus amounts in excess of the ranges set for the executive officers as a group.  Amounts above the target can be granted in the case of outstanding individual and corporate performance according to a predetermined formula, discussed below.  It is the intent of the Committee that outstanding corporate and individual performance be rewarded through the bonus program, rather than by permanent additions to base salary.

•
The Committee considers both individual performance and the financial impact of the grant on the Company, when determining the size of the grants.  In 2011, the Committee issued shares of restricted stock to the executive officers.  The shares of restricted stock vest in equal installments over a period of three years.  Restricted stock is an important retention tool and ties executives to shareholders as the value of the restricted stock is always equal to the current value of the Company’s stock.

Note that there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.  Our philosophy is to place the executive team in the shoes of the stockholders to the greatest extent possible.  Therefore, the largest potential component of compensation comes from payment and awards under our 2006 Plan.  That is, when the value of stockholders’ investment is increased, executives have the greatest opportunity for gain.

The currently paid-out compensation consists of base pay in an amount commensurate with each executive officer’s responsibilities, experience and past performance.  The intention of the Committee is that rewards for exceptional Company and individual performance be attached to incentive compensation, rather than be built into base pay.

Role of Independent Compensation Consultant

Our Committee charter authorizes the Committee to engage independent legal and other advisors and consultants as it deems necessary or appropriate to carry out its responsibilities.  In 2011, the Committee engaged a new independent compensation consultant, Denver Compensation & Benefits, LLC (“DCB”) to assist the Committee with, among other things:

•	Reviewing total compensation strategy and pay levels for executives.

•	Performing competitive analyses of outside board member compensation.

•	Examining the executive compensation programs to ensure they support the business strategy.

The Committee may request information or advice directly from DCB and may direct the Company to provide or solicit information from DCB.  The principal consultant for DCB regularly interacts with representatives of the Company.  The principal consultant for DCB attended 2 of the 7 Committee meetings during our 2011 fiscal year.  DCB was paid $21,557 for services rendered during 2011.  During 2011, DCB did not provide any services to the Company unrelated to executive compensation, did not have any business or personal relationships with the Committee members, and maintained policies and procedures designed to avoid conflicts of interest.

Role of Comparative Compensation Data

In 2011, the Committee reviewed compensation at other publicly traded companies of a similar size, but did not undertake a formal review of the executive officers’ compensation relative to marketplace norms and practices of a formal peer group.  In years past, the Committee had not established a peer group of companies against which to benchmark compensation because the Company has very few publically traded peers.

However, in April 2012, with the assistance of DCB, the Committee established a peer group from the Company.  Going-forward, the Committee intends to set executive compensation based upon compensation levels for similarly situated executives at companies in the Company’s peer group.  To conduct these comparisons, DCB provided a compensation comparison based on information that is derived from comparable businesses.  This data is used as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for executive officers.

In connection with establishing a peer group, the Committee asked DCB to evaluate the competitiveness of the executive officers’ compensation relative to the Company’s peer group (see below for the peer group).  This analysis in ongoing and is intended to inform the Committee as to whether any changes to the executive compensation program should be considered.

Companies Included in the Peer Group

The peer group is made up of health care, aviation, transportation, and logistics companies.  The Committee, upon the recommendation of DCB, chose this group because it is reflective of the market in which we operate for executive talent and because of each of the company’s relative leadership position in their sector, relative size as measured by revenues, market valuation and performance.  The Committee plans to periodically review the peer group, based on the Company’s size, financial results, as well as other pertinent attributes.   The companies comprising the peer group were:

Company Name	2011 Revenues (all values are in thousands)
Air Transport Services Group	$730,130
Allegiant Travel Co.	$779,120
Atlas Air Worldwide Holdings, Inc.	$1,398,220
AmSurg Corp	$786,870
Bristow Group Inc.	$1,293,570
Celadon Group, Inc.	$701,840
Echo Global Logistics	$602,760
Forward Air Corp.	$536,400
GATX Corp.	$1,308,500
Heartland Express, Inc.	$528,620
Hub Group, Inc.	$2,751,530
IPC The Hospitalist Company, Inc.	$457,470
Knight Transportation	$866,200
LifePoint Hospitals, Inc.	$3,026,100
MedCath Corporation	$414,200
Metropolitan Health Networks, Inc.	$459,790
PHI, Inc.	$540,170
Roadrunner Transportation Systems	$843,630
UTi Worldwide Inc.	$4,914,220
Viad Corp	$844,760

Specific Forms of Compensation and the Role of Discretion

In the past, the Committee has retained the authority to review executive officer base compensation and to make increases based on change of responsibility, cost of living, and market norms.  Also, the Committee has retained the authority to make long-term incentive grants based on executive performance and market norms.  The Committee intends to retain the discretion to make decisions about executive officer base compensation and certain levels of stock option grants and restricted stock with or without predetermined performance goals.

The Committee may make future grants of options, restricted stock, or other equity compensation, subject to objective performance goals.  At this time, it has not determined whether it would exercise discretion to reduce the size of an award or payout even if performance goals are not met.  However, the Committee has no current intention to increase the size of any objectively determined equity compensation award, especially if performance goals are not met.

Equity Grants and Market Timing

Our 2011 fiscal-year grant of restricted stock was independent of the timing of our release of material, non-public information.  We currently intend to maintain this practice in the future.  We have no program, plan, or practice of awarding options and setting the exercise price based on any price other than the fair market value of our stock on the grant date.

Clawback Policy

At this time, the Committee has not adopted a clawback policy for the executive management team.  While in full support of such a policy, the Committee is waiting for more formal guidance from the Securities and Exchange Commission in response to the recent Dodd Frank legislation before adoption and implementation of a formal policy.

However, as required under Section 304 of the Sarbanes-Oxley Act of 2002, the annual bonus and other incentive compensation must be forfeited by the Chief Executive Officer and the Chief Financial Officer if, during the 12-month period following the issuance of financial statements, those financial statements must be restated due to material noncompliance as a result of misconduct in the preparation of those financial statements.

Previously Earned Compensation

We maintain no supplemental pension plans or other programs in which gains from prior compensation could influence amounts earned currently.  The Committee may consider gains from prior awards when determining the appropriate size of long-term incentive grants.

Impact of Accounting and Tax Treatment on Various Forms of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company’s chief executive officer, or any of the company’s three other most highly compensated executive officers who are employed as of the fiscal year end.  The limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders).

Elements of our executive compensation program were designed to be performance-based, such as the awards issued under the 2006 Plan.  Other aspects of our executive compensation program, such as the EVA Plan and the payments made thereunder and the annual incentive bonuses, do not qualify as performance-based.  However, it is the Committee’s intent to maximize the Company’s income tax deductions by qualifying compensation paid to our top executives as performance-based compensation under Section 162(m) where practicable under our compensation policies.  The Committee’s intent to maximize income tax deductions is further evidenced by the Committee’s desire to have shareholders approve the Performance Pay Plan (see Proposal No. 2).  As noted in Proposal No. 2, if the Performance Pay Plan is approved by the Company’s shareholders, all incentive compensation issued under the Performance Pay Plan will not be subject to the limitations imposed by Section 162(m).

Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are currently included in gross income and are subject to an additional 20% income tax, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met.  We have designed or amended our plans and programs with the intent that they either be exempt from or comply with Code Section 409A.

In addition to the foregoing, we monitor the treatment of options under FASB ASC Topic 718 in determining the form and size of option grants.

Risk Mitigation

We believe our compensation programs are discretionary, balanced and focused on the long term.  Under this structure, the highest amount of compensation that can be achieved is through consistent superior performance over sustained periods of time.  This provides strong incentives to manage the Company for the long term, while avoiding excessive risk-taking in the short term.  Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure.  Likewise, the elements of compensation are balanced among current cash payments, deferred cash and equity awards.  In addition, a significant percentage of our management’s incentive compensation is based on the performance of our total company.  This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating division to the detriment of our company as a whole.  Finally, with limited exceptions, the Committee retains a large amount of discretion to adjust compensation for quality of performance and adherence to Company values.
Equity Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation earned by the Chief Executive Officer, Chief Financial Officer, and each of the four other most highly compensated executive officers for the years ended December 31, 2011, 2010, and 2009:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards (2) ($)	Stock Awards (21) ($)	Non-Equity Incentive Plan Compensation (23) ($)	All Other Compensation ($)	Total ($)
Aaron D. Todd, Chief Executive Officer	2011 2010 2009	422,200 409,900 392,200	367,384 491,880 470,640	--- 159,576 110,140	149,480 --- ---	--- 3,477,843 ---	25,634(3) 21,087(4) 20,033(5)	964,698 4,560,286 993,013
Trent J. Carman, Chief Financial Officer and Treasurer	2011 2010 2009	265,845 258,100 246,900	100,000 193,575 185,175	--- 78,900 50,325	106,320 --- ---	--- 1,580,838 ---	18,931(6) 15,446(7) 11,830(8)	491,096 2,126,859 494,230
Michael D. Allen, Senior Vice President, Hospital-Based Services	2011 2010 2009	257,400 249,900 207,900	75,000 216,039 141,372	--- 78,900 50,325	106,320 --- ---	--- 1,580,838 ---	16,050(9) 12,812(10) 10,494(11)	454,770 2,138,489 410,091
Sharon J. Keck, Chief Accounting Officer and Controller	2011 2010 2009	204,045 198,100 189,500	150,000 150,000 50,000	--- 52,600 36,500	106,320 --- ---	--- --- ---	12,709 (12) 12,479(13) 10,589(14)	473,074 413,179 286,589
Paul H. Tate, Chief Operating Officer(22)	2011 2010 2009	317,550 306,254 314,734	37,218 196,387 265,500	--- 105,200 67,100	106,320 --- ---	--- 1,949,700 ---	17,180(15) 13,314(16) 11,450(17)	478,268 2,570,855 658,784
Edward T. Rupert, Senior Vice President, Community-Based Services	2011 2010(19)	200,850 195,000	22,142 186,024	--- 125,300	106,320 ---	--- ………… ---	15,309(18) 7,995(20)	344,621 514,319

(1)
Bonuses earned in 2009 and paid in 2010 are included in the 2009 compensation.  Bonuses earned in 2010 and paid in 2011 are included in the 2010 compensation.  Bonuses earned in 2011 and paid in 2012 are included in 2011 compensation.

(2)
The named executive officers were awarded option grants during fiscal year 2009 and 2010, the value of which is reported as a dollar figure as required.  That amount was calculated in accordance with the requirements of FASB ASC Topic 718, as explained below.  The options granted in 2010 vest in three equal installments on each of the first, second and third anniversaries of the date of grant with respect to all executive officers.  The options will expire five years from date of grant.  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.  The Company uses historical option exercise data for similar employee groups, as well as the vesting period and contractual term, to estimate the expected term of options granted; the expected term represents the period of time that options granted are expected to be outstanding.  Expected volatility is based on historical volatility of the Company’s stock.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.  The amounts presented in these columns reflect the dollar amount to be recognized for financial statement reporting purposes over the vesting term of the options (excluding any impact of assumed forfeitures), in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of expense for 2010 and 2009 awards are included in Note 9 to the consolidated financial statements in our 2011 Annual Report on Form 10-K, which was filed with the SEC on February 29, 2012.

(3)	Consists of a $17,427 match to the 401(k) plan and a disability income protection premium of $8,207.
(4)	Consists of a $12,880 match to the 401(k) plan and a disability income protection premium of $8,207.
(5)	Consists of a $11,826 match to the 401(k) plan and a disability income protection premium of $8,207.
(6)	Consists of a $15,743 match to the 401(k) plan and a disability income protection premium of $3,188.
(7)	Consists of a $12,258 match to the 401(k) plan and a disability income protection premium of $3,188.

(8)	Consists of a $8,642 match to the 401(k) plan and a disability income protection premium of $3,188.
(9)	Consists of a $14,959 match to the 401(k) plan and a disability income protection premium of $1,091.
(10)	Consists of a $11,721 match to the 401(k) plan and a disability income protection premium of $1,091.
(11)	Consists of a $9,403 match to the 401(k) plan and a disability income protection premium of $1,091.
(12)	Consists of a $11,916 match to the 401(k) plan and a disability income protection premium of $793.
(13)	Consists of a $11,686 match to the 401(k) plan and a disability income protection premium of $793.
(14)	Consists of a $9,796 match to the 401(k) plan and a disability income protection premium of $793.
(15)	Consists of a $15,445 match to the 401(k) plan and a disability income protection premium of $1,735.
(16)	Consists of a $12,880 match to the 401(k) plan and a disability income protection premium of $434.
(17)	Consists of a $11,450 match to the 401(k) plan.
(18)	Consists of a $13,653 match to the 401(k) plan and a disability income protection premium of $1,656.
(19)
Mr. Rupert commenced employment as the Company’s Senior Vice President, Community-Based Services on June 1, 2010.  Prior to Mr. Rupert’s appointment as Senior Vice President, Community-Based Services, his annual salary was $130,000.

(20)	Consists of a $7,581 match to the 401(k) plan and a disability income protection premium of $414.
(21)	No restricted stock was awarded to the executive officers in 2009 and 2010. For the awards granted in 2011, restricted stock is valued at the closing price of the common stock on the date of grant.
(22)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.
(23)
Includes the aggregate amount of all payments earned by each of Messrs. Allen, Carman, Tate and Todd under the EVA Plan.  Such amounts are payable in three equal installments over a three year period.  The first installment payment was made on March 15, 2011, and the second installment payment was made on January 1, 2012.  The remaining installment payment will be made on January 1, 2013.  See Payment of EVA Performance Bonuses.

GRANTS OF PLAN-BASED AWARDS

During fiscal 2011, executive officers only received time-based restricted stock awards under the 2006 Plan.  As a result of the ongoing benchmarking analysis, the Committee has not established bonus targets for fiscal 2012 as of the date hereof.  The following table provides additional information about the equity awards granted to our named executive officers during fiscal 2011:

Name	Grant Date	All Other Stock Awards: Number of Shares Underlying Stock (#)	Grant Date Fair Value of Stock Awards ($)(1)
Aaron D. Todd, Chief Executive Officer	02/10/11	3,000	$159,480
Trent J. Carman, Chief Financial Officer and Treasurer	02/10/11	2,000	$106,320
Michael D. Allen, Senior Vice President, Hospital-Based Services	02/10/11	2,000	$106,320
Sharon J. Keck, Chief Accounting Officer and Controller	02/10/11	2,000	$106,320
Edward T. Rupert, Senior Vice President Community-Based Services	02/10/11	2,000	$106,320
Paul H. Tate, Chief Operating Officer(2)	02/10/11	2,000	$106,320

(1)	Restricted stock is valued at the closing price of the common stock on the date of grant.

(2)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

2011 OPTION EXERCISES AND STOCK VESTED

The following table contains information with respect to the executive officers concerning option exercises and vesting of restricted stock during fiscal year 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2)($)	Number of Shares Acquired on Vesting(3)(#)	Value Realized on Vesting(4)($)
Aaron D. Todd, Chief Executive Officer	22,957	864,896	---	---
Trent J. Carman, Chief Financial Officer and Treasurer	---	---	---	---
Michael D. Allen, Senior Vice President, Hospital-Based Services	27,500	1,104,610	---	---
Sharon J. Keck, Chief Accounting Officer and Controller	2,500	91,225	---	---
Edward T. Rupert, Senior Vice President, Community-Based Services	3,333	123,521	---	---
Paul H. Tate, Chief Operating Officer(5)	12,500	524,515	1,167	78,414

(1)	Represents aggregate number of shares acquired upon exercise in fiscal year 2011.
(2)
Represents aggregate net gain on shares acquired by options exercised in fiscal year 2011.  Value is based upon the closing price of our common stock on the date of share acquisition less the exercise price of the options.

(3)
Represents the aggregate number of shares acquired upon vesting of restricted stock in 2011.  The sale of, or other transactions with respect to, such vested stock is restricted for one year following the vesting date.  Mr. Tate’s shares vested on March 31, 2011.

(4)
Represents the aggregate value of shares acquired by the vesting of restricted stock in 2011 and is the product of the number of vested shares and the market value of the underlying shares on the vesting date, March 31, 2011.

(5)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

The following table provides certain summary information concerning unexercised options and shares of restricted stock that have not vested as of December 31, 2011:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (9) ($)

Aaron D. Todd,
Chief Executive Officer	10,000	5,000	$19.40	02/05/14 (1)	---		---
	5,000	10,000	$27.93	02/11/15 (2)	---		---
	---	---	---	---	3,000	(7)	253,350
Trent J. Carman,
Chief Financial Officer and Treasurer	20,000	---	$27.06	02/07/12(10)	---		---
	7,500	---	$17.90	01/07/14 (3)	---		---
	2,500	5,000	$27.64	02/10/15(4)	---		---
	---	---	---	---	2,000	(7)	168,900
Michael D. Allen,
Senior Vice President, Hospital-Based Division	2,500	---	$17.90	01/07/14 (3)	---		---
	---	5,000	$27.64	02/10/15 (4)	---		---
	---	---	---	---	2,000	(7)	168,900
Sharon J. Keck,
Chief Accounting Officer and Controller	12,000	---	$27.06	02/07/12(10)	---		---
	5,000	---	$19.26	02/04/14 (5)	---		---
	1,666	3,334	$27.64	02/10/15 (4)
	---	---	---	---	2,000	(7)	168,900
Edward T. Rupert,	---	6,667	$32.57	06/02/15(8)	---		---
Senior Vice President, Community-Based Division
Paul H. Tate,
Chief Operating Officer(11)	25,000	---	$48.37	03/31/18 (6)	---		---
	5,000	---	$17.90	01/07/14 (3)	---
	3,334	6,666	$27.64	02/10/15 (4)	---		---
	---	---	---	---	2,000	(7)	168,900

(1)	1/3 of the total number of options granted under this award vested, or will vest, upon each of the first, second and third anniversaries of the grant date, February 5, 2009.
(2)	1/3 of the total number of options granted under this award will vest on each of the first, second and third anniversaries of the grant date, February 11, 2010.
(3)
1/3 of the total number of options granted under this award vested or will vest upon each of the first, second and third anniversaries of the vesting date established by the Board of Directors (December 31, 2009).  The grant date was January 7, 2009.

(4)	1/3 of the total number of options granted under this award will vest on each of the first, second and third anniversaries of the grant date, February 10, 2010.
(5)	1/3 of the total number of options granted under this award vested, or will vest, upon each of the first, second and third anniversaries of the grant date, February 4, 2009.
(6)
1/3 of the total number of optioned shares vested upon each of the first, second and third anniversaries of the grant date, March 31, 2008.  Mr. Tate received these options upon becoming an officer of the Corporation.

(7)	Shares of restricted stock were granted on February 10, 2011, with 3-year vesting provisions commencing January 1, 2012.
(8)	1/3 of the total number of options granted under this award vested, or will vest upon each of the first, second and third anniversaries of the date of grant, June 2, 2010.
(9)	Unvested share value is calculated based upon the closing price of the Company’s common stock at December 30, 2011, $84.45.
(10)	1/3 of the total number of options granted under this award vested upon each of the first, second and third anniversaries of the grant date, February 7, 2007.
(11)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

EMPLOYMENT AGREEMENTS

We entered into an Employment Agreement with Mr. Todd effective July 1, 2003, for an initial term of two years, subject to successive one-year extensions.  Mr. Todd’s Employment Agreement may be terminated by either party upon 90 days’ written notice, or immediately by us for cause.  In the event we terminate Mr. Todd’s Employment Agreement without cause, Mr. Todd is entitled to severance payments for 18 months following termination at an annual rate equal to his highest cash compensation during any 12-month period of his employment.  During the term of employment and for 18 months following the termination of employment, Mr. Todd may not engage in any business which competes with us anywhere in the United States.

In the event of termination resulting from a change in control of the Company, Mr. Todd is entitled to severance payments for 36 months following termination at an annual rate equal to his highest cash compensation during any 12-month period of his employment.  Effective May 7, 2007, Mr. Todd’s employment contract was amended to provide that if any payments are to be made to Mr. Todd on account of a change of control, and if those payments result in an Excise Tax on Mr. Todd imposed by Section 4999 of the Internal Revenue Code, then Mr. Todd will be entitled to an additional payment.  Such payment (referred to in his Employment Agreement as a “Gross-Up Payment”) will be in an amount such that after payment by Mr. Todd of all taxes,  Mr. Todd retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the change of control payments.

We entered into Employment Agreements with Ms. Keck effective January 1, 2003; with Mr. Carman effective April 28, 2003; with Mr. Allen effective January 4, 2006; with Mr. Tate effective February 22, 2008; with Mr. Rupert June 1, 2010.  Each agreement was for an initial term of one year starting on the effective date and is subject to successive one-year extensions.  Each agreement may be terminated either by us or by the executive upon 90 days’ written notice, or immediately by us for cause.  In the event we terminate an agreement without cause, the executive is entitled to severance payments for 12 months following termination at an annual rate equal to his/her highest cash compensation during any 12-month period of the executive’s employment.  During the term of employment and for 12 months following the termination of employment, the executive may not engage in any business which competes with us anywhere in the United States.

In the event of termination resulting from a change in control of the Company, each executive officer (other than Mr. Todd) is entitled to severance payments for 24 months following termination at an annual rate equal to his or her highest cash compensation during any 12-month period of the executive’s employment.  Effective May 7, 2007, the employment contracts for Messrs. Carman and Allen and Ms. Keck were amended to provide that if any payments are to be made to them on account of a change of control, and if those payments result in an Excise Tax imposed by Section 4999 of the Internal Revenue Code, then each of these individuals subject to the Excise Tax shall be entitled to an additional payment.  Such payment (referred to in the Employment Agreements as a “Gross-Up Payment”) will be in an amount such that after the payment by the executive of all taxes, the executive will retain an amount of the Gross-Up Payment equal to the Excise Tax imposed on the change of control payments.  However, the employment agreements recently executed with Mr. Rupert do not provide for a Gross-Up Payment.

In addition to the severance payments described above, the executive is entitled to continue to receive, at our expense, coverage under our health insurance policies, or comparable coverage, during the term of such severance payments, but only until the executive begins other employment in connection with which he/she is entitled to health insurance coverage.  As a condition of the executive’s right to receive severance compensation, the executive must sign and deliver to the Company a release of all claims that the executive might otherwise assert against the Company.  During the term of employment and for five years following the termination of employment, the executive may not directly or indirectly use, disseminate, or disclose any of our confidential information or trade secrets.

2011 Potential Payments Upon Termination or Change in Control

The following table summarizes potential payments that would be made to the executive officers upon termination or a change in control of the Company, assuming the triggering event took place on December 31, 2011, and the stock price was the closing market price as of that date.

Executive Officer	Benefit	Before Change in Control Termination w/o Cause ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Death ($)	Disability ($)	Change in Control ($)

Aaron D. Todd,	Severance(1)	1,383,152	2,755,170	---	---	---
Chief
Executive	Death(1)	---	---	47,393	---	---
Officer
	Disability(1)	---	---	---	228,684	---

	Accelerated Vesting of Equity-Based Awards and EVA Performance Award (2)	---	---	---	---	221,868

	Tax Gross-Up	---	1,072,902	---	---	---

Michael D. Allen,	Severance(1)	490,052	968,889	---	---	---
Senior Vice
President,	Death(1)	---	---	33,739	---	---
Hospital
Based-	Disability(1)	---	---	---	146,364	---
Services
	Accelerated Vesting of Equity-Based Awards and EVA Performance Award (2)	---	---	---	---	207,642

	Tax Gross-Up	---	413,735	---	---	---

Trent J. Carman,	Severance(1)	477,750	942,323	---	---	---
Chief
Financial	Death(1)	---	---	36,405	---	---
Officer and
Treasurer	Disability(1)	---	---	---	152,548	---

	Accelerated Vesting of Equity-Based Awards and EVA Performance Award (2)	---	---	---	---	179,878

	Tax Gross-Up	---	---	---	---	---

Sharon J. Keck,	Severance(1)	388,146	755,089	---	---	---
Chief
Accounting	Death(1)	---	---	39,281	---	---
Officer
And	Disability(1)	---	---	---	129,674	---
Controller
	Accelerated Vesting of Equity-Based Awards and EVA Performance Award (2)	---	---	---	---	94,100

	Tax Gross-Up	---	---	---	---	---

Edward T. Rupert,	Severance(1)	419,220	813,142	---	---	---
Senior Vice
President,	Death(1)	---	---	43,110	---	---
Community-
Based	Disability(1)	---	---	---	132,172	---
Services
	Accelerated Vesting of Equity-Based Awards and EVA Performance Award (2)	---	---	---	---	41,221

	Tax Gross-Up	---	N/A	---	---	---

Paul H. Tate,	Severance(1)	625,084	1,218,216	---	---	---
Chief
Operating	Death(1)	---	---	59,489	---	---
Officer(3)
	Disability(1)	---	---	---	197,176	---

	Accelerated Vesting of Equity-Based Awards and EVA Performance Award (2)	---	---	---	---	310,047

	Tax Gross-Up	---	652,131	---	---	---

(1)	Includes amounts for health care benefits and accrued but unused vacation time.

(2)
The value of accelerated vesting of stock options is calculated by using the safe harbor valuation method under Rev. Proc. 2003-68.  The safe harbor valuation method is based on the Black-Scholes model and takes into account, as of the valuation date, the following factors: (1) the volatility of the underlying stock; (2) the exercise price of the option; and (3) the stock value as of December 31, 2011 (valuation date) and the term of the option on the valuation date. The difference in the value of the option at time of vesting and the discounted current value is used to calculate the portion of the payment that is contingent on the change of control.

(3)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

Change-in-Control Arrangements

In addition to change-in-control provisions included in the employment agreements described above, our 2006 Plan and the EVA Plan also contain change-in-control provisions.  Under the 2006 Plan, outstanding options or other equity compensation grants under the plan become fully vested in connection with the disposition of all, or substantially all, of the Company’s assets or outstanding capital stock by means of a sale, a merger or reorganization in which the Company is not the surviving corporation.  Under the EVA Plan, any amounts due under such plan will be immediately payable upon a Change in Control (as such term is defined in the EVA Plan).

DIRECTOR COMPENSATION

The following table summarizes all compensation earned by members of the Board of Directors during the year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(11) ($)	Option Grants(12) ($)	All Other Compensation ($)	Total ($)
George W. Belsey(1)(9)	67,000	79,740	74,667	---	221,407
Ralph J. Bernstein(2)(9)	58,800	79,740	74,667	---	213,207
Mark D. Carleton(3)(9)	59,000	79,740	74,667	---	213,407
C. David Kikumoto(4)(9)	61,700	79,740	74,667	---	216,107
MG Carl H. McNair, Jr. USA (Ret.)(5)(9)	66,500	79,740	74,667	---	220,907
Lowell D. Miller Ph.D.(6)(9)	64,000	79,740	74,667	---	218,407
David A. Roehr(7)(9)(10)	62,100	79,740	74,667	---	216,507
Morad Tahbaz(8)(9)	71,800	79,740	74,667	---	226,207

(1)	As of December 31, 2011, Mr. Belsey held two stock option awards exercisable for an aggregate 8,780 shares of the Company’s common stock, all of which are fully vested.
(2)	As of December 31, 2011, Mr. Bernstein held three stock option awards exercisable for an aggregate 16,280 shares of the Company’s common stock, all of which are fully vested.
(3)	As of December 31, 2011, Mr. Carleton held three stock option awards exercisable for an aggregate 16,280 shares of the Company’s common stock, all of which are fully vested.
(4)	As of December 31, 2011, Mr. Kikumoto held four stock option awards exercisable for an aggregate 21,280 shares of the Company’s common stock, all of which are fully vested.
(5)	As of December 31, 2011, General McNair held three stock option awards exercisable for an aggregate 16,280 shares of the Company’s common stock, all of which are fully vested.
(6)	As of December 31, 2011, Dr. Miller held one stock option award exercisable for an aggregate 3,780 shares of the Company’s common stock, all of which are fully vested.
(7)	As of December 31, 2011, Mr. Roehr held one stock option award exercisable for an aggregate 3,780 shares of the Company’s common stock, all of which are fully vested.
(8)	As of December 31, 2011, Mr. Tahbaz held three stock option awards exercisable for an aggregate 16,280 shares of the Company’s common stock, all of which are fully vested.
(9)	As of December 31, 2011, all directors held 1,500 shares of restricted stock which vested fully and were freely tradable on January 1, 2012.
(10)	Mr. Roehr provided notice to the Board of Directors on April 9, 2012 that he would not be standing for re-election at the Annual Meeting.
(11)	Restricted stock is valued at the closing price of the common stock on the date of grant.
(12)
Option awards are calculated in accordance with the requirements of FASB ASC Topic 718, as explained below. The options granted in 2011 vested as follows: 630 options vested immediately upon grant and the remainder vested in 10 equal monthly installments of 315 shares during 2011 and were fully vested and exercisable on December 1, 2011. The options will expire five years from date of grant.  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.  The Company uses historical option exercise data for similar employee groups, as well as the vesting period and contractual term, to estimate the expected term of options granted; the expected term represents the period of time that options granted are expected to be outstanding.  Expected volatility is based on historical volatility of the Company’s stock.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.  The amounts presented in these columns reflect the dollar amount to be recognized for financial statement reporting purposes over the vesting term of the options (excluding any impact of assumed forfeitures), in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of expense for the 2011 awards are included in Note 9 to the consolidated financial statements in our 2011 Annual Report on Form 10-K, which was filed with the SEC on February 29, 2012.

2011 Grants

During fiscal year 2011, the Company awarded both option grants and restricted stock grants to our non-employee directors.  On February 10, 2011, the Company granted each an option to purchase 3,780 shares at $53.16.  The options vested as follows: 630 options vested immediately upon grant and the remainder vested in 10 equal monthly installments of 315 shares during 2011 and were fully vested and exercisable on December 1, 2011.  The expiration date for this grant is February 10, 2016.

On February 10, 2011, the Company also awarded 1,500 shares of restricted stock to each nonemployee director at a price of $53.16.  All shares vested and were freely tradable on January 1, 2012.

Each non-employee director may elect to receive shares of common stock in lieu of cash payments pursuant to our Equity Compensation Plan for Non-Employee Directors.  We also reimburse our non-employee directors for their reasonable expenses incurred in attending Board of Directors’ and committee meetings.  Board members who are also officers do not receive any separate compensation or fees for attending Board of Directors’ or committee meetings.

Annual Retainer and Meeting Fees

The directors, other than Mr. Todd, our Chief Executive Officer, were entitled to receive the following compensation for serving on our Board of Directors and committees of our Board:

•	Annual retainer of $28,000;

•	Board chairman annual retainer of $60,000 (such amount is in addition to the annual retainer amount received by all Board members);

•	Board of Directors’ attendance fee of $2,000 per meeting; and

•	Compensation for committee chairs and committee members as follows:

Committee Meeting Fee	Annual Chair Retainer	Annual Committee Member Retainer	Meeting Fee
Audit Committee and Finance and Strategic Planning Committee	$24,000	$8,000	$600
Compensation/Stock Option Committee	$17,500	$6,000	$500
Nominating and Governance Committee	$14,000	$4,500	$500

Effective January 1, 2012, the annual retainer and the attendance fee per meeting were increased to $60,000 and $2,500 respectively.

Resignation of Sam Gray

On November 1, 2011, Mr. Sam Gray, a long-standing member of the Board, resigned.  In connection with Mr. Gray’s resignation, he received a $50,000 lump sum payment, as well as 2,000 shares of restricted stock.  The compensation/stock option committee awarded such shares of restricted stock pursuant to a policy adopted by the compensation/stock option committee.  Such policy provides that Board members serving at least five years on the Board are eligible to receive 2,000 shares of restricted stock upon their departure from the Board.  The compensation/stock option committee retains sole discretion as to whether a departing director should receive the 2,000 shares of restricted stock.  Given Mr. Gray’s long-standing tenure on the Board, as well as his contributions to the Board, the compensation/stock option committee believed that Mr. Gray should receive the shares, as well as a one-time payment in the amount of $50,000.  In addition to the foregoing and as permitted by the 2006 Plan, the compensation/stock option committee agreed to allow Mr. Gray’s unvested options (3,780) or restricted shares (1,500) to continue to vest and not be forfeited upon his resignation.

Appointment of New Chairman and Independent Lead Director

Effective October 1, 2011, the Board appointed Mr. Kikumoto to serve as the Chairman of the Board.  Prior to October 1, 2011, Mr. Belsey served as the Chairman of the Board for a period of 17 years.  The Board has asked Mr. Kikumoto take on a more active role in the Company’s strategic plan and therefore, at the recommendation of the compensation/stock option committee, the Board increased the annual retainer paid to the Chairman of the Board from $30,000 to $60,000.  For the reason discussed on page 10, Mr. Belsey now serves as the Independent Lead Director.  He does not receive any additional remuneration for serving in such role.

EQUITY COMPENSATION PLANS

The following equity compensation plans have been previously approved by our stockholders:

•
2006 Amended and Restated Equity Compensation Plan – provides for the granting of incentive stock options, non-statutory stock options, shares of restricted stock, stock appreciation rights and supplemental bonuses consisting of shares of common stock, cash or a combination thereof to employees, directors, and consultants.

•
1995 Employee Stock Option Plan – provides for the granting of incentive stock options and nonqualified stock options, stock appreciation rights, and supplemental stock bonuses to employees as well as third party consultants and directors.

•
Equity Compensation Plan for Nonemployee Directors – provides for the issuance of shares of common stock to nonemployee directors, at their election, in lieu of cash as payment for their director services.

Information regarding the securities under all of these plans was as follows as of December 31, 2011:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by stockholders	297,222		$30.71	616,955
Equity compensation plans not approved by stockholders	---		N/A	---
Total	297,222	(1)	$30.71	616,955	(2)

(1)
Represents options outstanding under the Amended and Restated 2006 Equity Compensation Plan.  As of December 31, 2011, there were no unexercised securities outstanding under the 1995 Employee Stock Option Plan or the Equity Compensation Plan for Nonemployee Directors.

(2)
Of the aggregate number of shares that remained available for future issuance as of December 31, 2011, 120,541 shares were available for issuance under the 1995 Employee Stock Option Plan, 346,414 were available for issuance under the Amended and Restated 2006 Equity Compensation Plan, and 150,000 shares were available for issuance under the Equity Compensation Plan for Nonemployee Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of April 20, 2012, the beneficial ownership of our outstanding Common Stock: (i) by each person who owns (or is known by us to own beneficially) more than 5% of the Common Stock, (ii) by each of our directors and executive officers, and (iii) by all directors and executive officers as a group.  All information is taken from or based upon ownership filings made by such persons with the SEC and other information provided by such persons to us.  Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to the shares reported as owned.  On April 20, 2012, there were 12,831,224 shares of Common Stock outstanding.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Officers and Directors
	Michael D. Allen	19,671	(2)	*
	George W. Belsey	43,016	(3)	*
	Ralph J. Bernstein	1,060,307	(4)	8.3%
	Mark D. Carleton	19,530	(5)	*
	Trent J. Carman	38,702	(6)	*
	Sharon J. Keck	17,726	(7)	*
	C. David Kikumoto	24,930	(8)	*
	MG Carl H. McNair, Jr. USA (Ret.)	58,017	(9)	*
	Lowell D. Miller, Ph.D.	31,530	(10)	*
	David Roehr	15,205	(11)	*
	Edward T. Rupert	4,666	(12)	*
	Morad Tahbaz	28,613	(13)	*
	Paul H. Tate	41,300	(14)	*
	Aaron D. Todd	55,676	(15)	*
	All Directors and Executive Officers as a group – 15 persons	1,458,889	(16)	11.4%
5% Beneficial Owners
	Daruma Asset Management, Inc.	650,590	(17)	5.1%
	80 West 49th Street, 9th Floor
	New York, New York 10018
	Jennison Associates LLC	1,207,827	(18)	9.4%
	466 Lexington Avenue
	New York, NY 10017
	Prudential Financial, Inc.	1,230,947	(19)	9.6%
	751 Broad Street
	Newark, New Jersey 07102-3777
	BlackRock, Inc.	849,391	(20)	6.6%
	40 East 52nd Street
	New York, New York 10022
	FMR LLC and Edward C. Johnson 3d	782,339	(21)	6.1%
	82 Devonshire Street
	Boston, Massachusetts 02109
	Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC	728,286	(22)	5.7%
	145 Ameriprise Financial Center
	Minneapolis, Minnesota 55474

*	Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.
(1)
Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of April 20, 2012 are treated as outstanding only for determination of the number and percent owned by such person.

(2)	Includes (i) options to purchase 5,000 shares of Common Stock exercisable within 60 days of April 20, 2012, and (ii) 1,333 shares of restricted stock subject to future vesting requirements.
(3)
Includes (i) options to purchase 9,280 shares of Common Stock exercisable within 60 days of April 20, 2012, and (ii) 250 shares of restricted stock subject to future vesting requirements.  Stock is directly owned by George and Phyllis Belsey.  Mr. Belsey holds 35,386 shares in a brokerage account, which is subject to standard margin terms.  Such shares secure his obligations under such account.

(4)
Includes (i) options to purchase 16,780 shares of Commons Stock exercisable within 60 days of April 20, 2012, (ii) 250 shares of restricted stock subject to future vesting requirements, and (iii) 60,500 shares directly owned by Yasmeen Bernstein, Mr. Bernstein’s spouse.  Mr. Bernstein holds 225,000 shares in a brokerage account, which is subject to standard margin terms.  The shares secure his obligations under such account.

(5)	Includes (i) options to purchase 16,780 shares of Common Stock exercisable within 60 days of April 20, 2012, and (ii) 250 shares of restricted stock subject to future vesting requirements.
(6)	Includes (i) options to purchase 12,500 shares of Common Stock exercisable within 60 days of April 20, 2012, and (ii) 3,333 shares of restricted stock subject to future vesting requirements.
(7)	Includes (i) options to purchase 8,332 shares of Common Stock exercisable within 60 days of April 20, 2012, and (ii) 4,333 shares of restricted stock subject to future vesting requirements.
(8)	Includes (i) options to purchase 21,780 shares of Common Stock exercisable within 60 days of April 20, 2012, and (ii) 250 shares of restricted stock subject to future vesting requirements.
(9)
Includes (i) options to purchase 16,780 shares of Common Stock exercisable within 60 days of April 20, 2012, (ii) 250 shares of restricted stock subject to future vesting requirements, and (iii) 40,987 shares jointly owned with Jo Ann McNair, Mr. McNair’s spouse.

(10)	Includes (i) options to purchase 500 shares of Common Stock exercisable within 60 days of April 20, 2012, and (ii) 250 shares of restricted stock subject to future vesting requirements.
(11)	Includes (i) options to purchase 4,280 shares of Common Stock exercisable within 60 days of April 20, 2012, and (ii) 250 shares of restricted stock subject to future vesting requirements.
(12)	Includes (i) options to purchase 3,333 shares of Common Stock exercisable within 60 days of April 20, 2012, and 1,333 shares of restricted stock subject to future vesting requirements.
(13)
Includes (i) options to purchase 16,780 shares of Common Stock exercisable within 60 days of April 20, 2012, and (ii) 250 shares of restricted stock subject to future vesting requirements.  Mr. Tahbaz holds shares in a brokerage account, which is subject to standard margin terms. Such shares secure his obligations under such account.

(14)	Includes (i) options to purchase 34,666 shares of Common Stock exercisable within 60 days of April 20, 2012, and (ii) 1,333 shares of restricted stock subject to future vesting requirements.
(15)
Includes (i) options to purchase 25,000 shares of Common Stock exercisable within 60 days of April 20, 2012, (ii) 1,719 shares beneficially owned by Mr. Todd in our 401(k) plan; and (iii) 5,000 shares of restricted stock subject to future vesting requirements.

(16)
Includes (i) options to purchase a total of 191,791 shares of Common Stock exercisable within 60 days of April 20, 2012, and (ii) 18,665 shares of restricted stock subject to future vesting requirements.

(17)
This disclosure is based on an amendment to Schedule 13G filed with the SEC by Daruma Asset Management, Inc. (“Daruma”) and Mariko O. Gordon (“Gordon”) on February 14, 2012.  The Schedule 13G filed by Daruma and Gordon reports that each has sole voting power over 0 shares, shared voting power over 257,670 shares, shared dispositive power over 650,590 shares and sole dispositive power over 0 shares.  The 650,950 shares beneficially owned by Daruma Asset Management, Inc. and Mariko O. Gordon are held in the accounts of private investment vehicles and managed accounts advised by Daruma Asset Management, Inc.

(18)
This disclosure is based on an amendment to Schedule 13G filed with the SEC by Jennison Associates LLC (“Jennison”) on February 10, 2012.  At the time of filing, the reporting person reported being an investment adviser to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”) with sole voting power over 1,165,442 shares, shared voting power over 0 shares, sole dispositive power over 0 shares and shared dispositive power over 1,207,827 shares.  As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the stock held by such Managed Portfolios.  Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison.  As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Issuer’s Common Stock held by the Managed Portfolios.  Jennison does not file jointly with Prudential, as such, shares of the Issuer’s Common Stock reported on Jennison’s 13G/A may be included in the shares reported on the 13G by Prudential.  The filing of this statement should not be construed as an admission that Jennison is for the purposes of Sections 13 or 16 of the Securities Exchange Act of 1934, the beneficial owner of these shares.

(19)
This disclosure is based on an amendment to Schedule 13G filed with the SEC by Prudential Financial, Inc. (“Prudential”) on February 14, 2012.  Prudential has sole voting power over 91,257 shares; shared voting power over 536,971 shares, sole dispositive power over 91,257 shares and shared dispositive power over 1,139,690 shares.  Prudential Financial, Inc. may be deemed the beneficial owner of securities beneficially owned by the entities listed below and may have direct or indirect voting and/or investment discretion over 1,230,947 shares with are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.  Prudential Financial reports the combined holdings of these entities for the purpose of administrative convenience.    The Schedule 13G/A was filed by Prudential on behalf of itself and as  Parent Holding Company and as the direct or indirect parent of the following Registered Investment Advisers and Broker Dealers:  The Prudential Insurance Company of America (IC, IA), Prudential Investment Management, Inc. (IA), Jennison Associates LLC (IA), and Qualitative Management Associates LLC (IA).  Jennison Associates LLC may be deemed to be the beneficial owner of 5% or greater of the outstanding shares of the security class being reported on this Schedule 13G.

(20)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 13, 2012.  The Schedule 13G was filed by BlackRock, Inc. (“BlackRock”), a parent holding company, on its own behalf, which has sole voting power over 849,391 shares, shared voting power over 0 shares, sole dispositive power over 849,391 shares, and shared dispositive power over 0 shares.  Subsidiaries of the Parent Holding Company, listed below, are identified as having acquired the Common Stock of Air Methods Corp.  Various persons have the right ot receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Common Stock of Air Methods Corp.  No one person’s interest in the Common Stock is more than five percent of the total outstanding common shares.  Parent Holding Company subsidiaries are:  BlackRock Japan Co. Ltd.; BlackRock Institutional Trust Company, N.A; BlackRock Fund Advisors; BlackRock Asset Management Canada Limited; BlackRock Asset Management Australia Limited; BlackRock Advisors, LLC; BlackRock Investment Management, LLC; BlackRock Asset Management Ireland Limited; and BlackRock International Limited.

(21)
This disclosure is based on Schedule 13G filed with the SEC on February 14, 2012.  The Schedule 13G was filed by FMR LLC (“FMR”), a parent holding company on its own behalf, which has sole voting power over 71,022 shares, shared voting power over 0 shares, sole dispositive power over 782,339 shares and shared dispositive power over 782,339 shares.  Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR, a registered investment adviser, is the beneficial owner of 713,317 shares as a result of acting as investment adviser to various investment companies.

Edward C. Johnson 3d, Chairman of FMR (“Johnson”), and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 782,339 shares owned by the Funds.

Members of the family of Johnson are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR.  The Johnson family group and all other Series B Shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting commons shares.  Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

Neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees.  Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors, LLC (“PGALLC”)., 900 Salem Street, Smithfield, Rhode Island 02917, an indirect wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 69,022 shares or 0.543% of the outstanding Common Stock of the Company as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or registered investment companies owning such shares.  Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 69,022 shares and sole power to vote or to direct the voting of 69,022 shares owned by the institutional accounts or funds advised by PGALLC as reported above.  FMR LLC, Edward C. Johnson 3d and Fidelity Management and Research Company consented to joint filing in connection with their beneficial ownership of the Company’s Common Stock.

(22)
This disclosure is based on Schedule 13G filed with the SEC on February 12, 2012.  The Schedule 13G was filed by Ameriprise Financial, Inc. (“AFI”), a parent holding company on its own behalf, which has sole voting power over 0 shares, shared voting power over 450,668 shares, sole dispositive power over 0 shares and shared dispositive power over 728,286 shares.  Columbia Management Investment Advisers, LLC (“CMIA”), 225 Franklin Street, Boston, Massachusetts 02110, an investment adviser in accordance with rule 13d-1(b)(1)(ii)(E), a subsidiary of AFI, has sole voting power over 0 shares, shared voting power over 450,668 shares, sole dispositive power over 0 shares and shared dispositive power over 728,286 shares.  AFI, as the parent company of CMIA, may be deemed to beneficially own the shares reported in the Schedule 13G by CMIA.  Accordingly, the shares reported on the Schedule 13G by AFI include those shares separately reported by CMIA.  Each of AFI and CMIA disclaims beneficial ownership of any shares reported on the Schedule 13G.

PROPOSAL NO. 2
APPROVAL OF PERFORMANCE PAY PLAN

On September 30, 2011, the Board approved, subject to shareholder approval, the Performance Pay Plan (the “Performance Plan”).  The Performance Plan will become effective on the date that it is approved by our shareholders.

The stock/compensation committee recommended that the Board submit the Performance Pay Plan for shareholder approval so that annual cash incentive payments to certain executives and any programs established under the Performance Plan will qualify as “performance-based compensation” and be fully deductible by the Company for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Section 162(m) of the Code imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and certain other named executive officers (other than our chief financial officer).  The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m).  The requirements of Section 162(m) for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid.  Note that there can be no guarantee that amounts payable under the Performance Plan will be treated as performance-based compensation under Section 162(m).

The purposes of the Performance Plan are to (i) place a significant portion of the compensation of the Performance Plan participants at risk by tying such compensation to specific measurable goals designed to drive shareholder value, and (ii) exempt bonuses paid thereunder from the deduction limitations of Section 162(m) of the Code.

In connection with the adoption of the Performance Plan and subject to the terms thereof, the Board adopted and established the 2011-2014 Bonus Program under the Performance Plan (the “2011 EVA Plan”).  The 2011 EVA Plan is similar to the Economic Value Added Bonus Plan adopted by the Board on February 5, 2009 (the “Prior EVA Plan” and together with the 2011 EVA Plan, the “EVA Plans”).  A description of the material terms of the 2011 EVA Plan, together with a copy of such plan was filed on October 6, 2011 with the Securities and Exchange Commission on a Form 8-K.

The stock/compensation committee continues to believe that the EVA Plans as compared to such common performance measures as return on capital, return on equity, growth in earnings per share and growth in cash flow, have the highest correlation with the creation of value for shareholders over the long term.  Participants in the 2011 EVA Plan will be awarded for sustained, continuous improvement in operating profit in relation to the invested capital employed in the business.

Shareholders do not need to provide separate approval for the 2011 EVA Plan. However, no bonus amounts will be payable under the 2011 EVA Plan if shareholders do not approve the Performance Plan prior to June 30, 2014 (the end of the performance period for the 2011 EVA Plan).

The amounts payable under the Performance Plan for future awards for any subsequent performance periods are subject to the discretion of the compensation/stock option committee and therefore are not determinable at this time.  Further, given the continued period of time left in the performance period under 2011 EVA Plan (period ends on June 30, 2014), the amounts payable thereunder are not determinable at this time.

The material features of the Performance Plan are summarized below.  Such summary is qualified in its entirety by reference to the text of the Performance Plan.  A copy of the Performance Plan is available on our website at www.airmethods.com under the “Investors” tab and the SEC website at www.sec.gov, where it is an appendix to the electronic version of this proxy statement.

Material Features of Performance Plan

Eligibility – Participants in the Performance Plan are executive officers and key employees who are chosen solely at the discretion of the Compensation Committee.  As of April 20, 2012, approximately fifteen (15) employees qualify to participate in the Performance Plan.

Determination of Awards – Under the Performance Plan, participants will be eligible to receive awards based upon the attainment and certification of certain performance criteria established by the stock/compensation committee.  The performance goals may be based on criteria that include, among others, stock price, total shareholder return, return on assets, return on equity or measures of growth, such as “economic value added.”  The performance criteria may differ for each participant.  Any individual performance objectives must relate to an objective that is objectively determinable within the meaning of Section 162(m) of the Code.  The stock/compensation committee may adjust any evaluation of performance to account for any unusual items or specified events or occurrences during a performance period, including, among other things, extraordinary litigation, claims, judgments or settlements or asset write-downs.  The stock/compensation committee may also reduce any awards if it believes such reduction is in the best interest of the Company.

Performance Period – the compensation/stock option committee may establish up to two (2) different performance periods beginning in any calendar year, with each such “Performance Period” to extend for a duration of three (3) years or less.

Maximum Award – The maximum award payable to any participant for any performance period shall be $2.5 million multiplied by the number of years (or a portion thereof) in such performance period.

Payment of Awards – Payments under the Performance Plan may be made in the form of cash or Company common stock, or any combination thereof.

U.S. Federal Income Tax Consequences

The following tax discussion is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to the Company and the participants in the Performance Plan. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time.

A participant in the Performance Plan will be taxed at ordinary income rates on an award in the year in which a cash payment under the award, if any, is received.   Generally, and subject to Section 162(m), the Company will receive a U.S. federal income tax deduction on the amount of income recognized by the participants at the same time such income is recognized by participants. Please note that the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. As such, and as noted above, there can be no guarantee that amounts payable under the Performance Plan will be treated as qualified performance-based compensation under Section 162(m) and/or deductible by the Company.

In the event payments under the Performance Plan are in the form of restricted shares of common stock, the grantees generally recognize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will receive a corresponding deduction. However, no later than thirty (30) days after a participant receives an award of restricted shares, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, the participant will not recognize any additional income when the restrictions on the shares lapse. If the participant forfeits the shares any (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting.

Recommendation

The Board recommends that you vote “FOR” approval of the Performance Plan.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as our independent registered public accounting firm for the 2011 fiscal year ended December 31, 2011.  The audit committee has appointed KPMG LLP to serve for the current fiscal year ending December 31, 2012.  Our Board is requesting ratification by our stockholders of KPMG LLP’s appointment.  Representatives of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

In the event this proposal is defeated, the stockholder vote will not be binding on the Company but may be considered by our audit committee when it considers selecting other independent registered public accounting firms for the next fiscal year.  However, because of the difficulty and expense of making any substitution of an independent registered public accounting firm after the beginning of the fiscal year, KPMG LLP’s appointment for the 2012 fiscal year will be permitted to stand unless the audit committee finds other reasons for making a change.

Principal Accountant Fees and Services

KPMG LLP, the Company’s independent registered public accounting firm, audited our consolidated financial statements for the years ended December 31, 2011 and 2010.  The aggregate fees incurred by us for audit, audit-related, tax and other services provided by KPMG LLP during the years ended December 31, 2011 and 2010, were approximately as follows:

	2011	2010
Audit fees	$775,000	620,000
Audit-related fees	$300,000	---
Tax fees	---	---
All other fees	---	---
Total	$1,075,000	620,000

Audit fees include fees for the audit of the annual consolidated financial statements (including the additional audit work performed in conjunction with the acquisition of OF Air Holdings, Inc. and its subsidiaries, including Omniflight Helicopters, Inc.), review of unaudited consolidated financial statements included in quarterly reports on Form 10-Q, the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 and 2010, review of SEC filings, consents, comfort letters and other services normally provided by the accountant in connection with statutory and regulatory filings or engagements for those years.

Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of financial statements.  These services include the review of registration statements and other services not directly impacting the audit of the annual financial statements and related services.  During 2011, KPMG LLP performed audit-related services in connection with the Company’s restatement of its historical financial statements.

Tax fees include tax services related to the preparation and/or review of, and consultations with respect to, federal, state, and local tax returns.  KPMG LLP performed no such services during 2011 or 2010.

All other fees include fees for services not considered audit or tax services.  KPMG LLP performed no such services during 2011 or 2010.

Pre-Approval Policies and Procedures

All audit and non-audit services performed by our independent registered public accounting firm during the fiscal year ended December 31, 2011, were pre-approved by the audit committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The audit committee’s pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services.  Audit services not covered by the annual engagement letter, audit-related services and tax services require the specific pre-approval by the audit committee prior to engagement.  In addition, services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be pre-approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

The audit committee may delegate pre-approval authority to one or more of its members.  The member or members to whom such authority is delegated are required to report any pre-approval decisions to the audit committee at the meeting of the audit committee following the decision.  The audit committee is not permitted to delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

Vote Required

The affirmative vote of a majority of the votes cast on Proposal No. 3 at the Annual Meeting is required for approval of this proposal.

Recommendation of the Board of Directors

The Board recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Audit Committee Report

The members of the audit committee have been appointed by the Board of Directors.  The audit committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at www.airmethods.com under the “Investors” tab.  The contents of our website are not incorporated by reference into this document for any purpose.

The audit committee serves in an oversight capacity and is not intended to be part of the Company’s operational or managerial decision-making process.  The Company’s management is responsible for preparing the Company’s consolidated financial statements, and its independent auditors are responsible for auditing the consolidated financial statements.  The principal purpose of the audit committee is to monitor these processes.

In this context, the audit committee or the Chairman met and held discussions with management and the independent auditors, KPMG LLP.  Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

As further detailed in its charter, the role of the audit committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the following:

•	the integrity of the Company’s financial statements, including matters relating to its internal controls;

•	the qualification and independence of the Company’s independent auditors;

•	the performance of the independent auditors; and

•	compliance with legal and regulatory requirements.

In the performance of established oversight functions, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors.  The audit committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.  Finally, the audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the audit committee’s charter, the audit committee recommended to the Board of Directors and the Board of Directors approved inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC.  Also, in 2011, the audit committee recommended, and the Board of Directors approved, the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2012.

By the Audit Committee:

MG Carl H. McNair, Jr. (Chair)
Mark D. Carleton
David A. Roehr

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers.  This vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules.  We are providing this vote as required by Section 14A of the Exchange Act.  Accordingly, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

RESOLVED, that the compensation paid to the company’s executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the stockholders and motivating the executives to remain with the Company for long and productive careers.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 14 of this proxy statement, as well as the 2011 Summary Compensation Table and related compensation tables and narrative, appearing on pages 28 through 36, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

This advisory resolution, commonly referred to as “say-on-pay” resolution, is non-binding on the Board of Directors.  Although non-binding, the Board and the compensation/stock option committee will review and consider the voting results when evaluating our executive compensation program.

Vote Required

Approval of Proposal No. 4 requires the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting.

Board Recommendation

The Board of Directors recommends a vote “FOR” approval of the advisory resolution on executive compensation.

INCORPORATION BY REFERENCE

The information contained in the Compensation/Stock Option Committee Report and Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

STOCKHOLDER PROPOSALS

Proposals for Inclusion in the 2013 Proxy Statement.  For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than January 3, 2013. All proposals must comply with the applicable requirements of federal securities’ laws and the Company’s Bylaws.

Proposals to be Addressed at 2013 Meeting (but not included in Proxy Statement).  In order for you to properly bring a proposal (including director nomination) before next year’s annual meeting, our corporate secretary must receive a written notice of the proposal not less than sixty (60) days and not more than ninety (90) days prior to the 2013 annual meeting. In the event less than seventy (70) days notice or prior public disclosure of the date of the 2013 annual meeting is given or made to stockholders, notice by a stockholder will be timely if received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must contain the additional information required by our Bylaws.  You may obtain a complete copy of our Bylaws by submitting a written request to our corporate secretary at our principal executive office.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for us.  Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies.  We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed at the beginning of May each year, by notifying us in writing at: Air Methods Corporation, Attn: Secretary, 7211 South Peoria Street, Englewood, Colorado 80112, or by contacting us at (303) 792-7400.  You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 792-7400, and we will undertake to deliver such additional copies promptly.  If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Proxy Solicitation Costs.  The accompanying proxy is being solicited on behalf of the Board of Directors of our Company.  The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company.  In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers, and employees at no additional compensation.  Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described above.  However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxies respective to any such business in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Crystal L. Gordon

Crystal L. Gordon
Secretary

Englewood, Colorado
April 27, 2012

Appendix A

Air Methods Corporation

Performance Pay Plan

Adopted by the Board: September 30, 2011
Adopted by the Stockholders: [_____ __, 201_]

SECTION 1.	ESTABLISHMENT; PURPOSE

Air Methods Corporation (the “Company”) hereby establishes the Air Methods Corporation Performance Pay Plan (the “Plan”) for the benefit of certain members of the Company’s senior management team.  The purposes of the Plan are to (i) place a significant portion of the compensation of Plan participants at risk by tying such compensation to specific measurable goals designed to drive shareholder value, and (ii) exempt bonuses paid hereunder from the deduction limitations of Code Section 162(m).  The Plan is intended to encourage initiative, resourcefulness, teamwork, motivation, and efficiency on the part of the Participants that will result in financial success for both the stockholders of the Company and the Participants.

SECTION 2.	CERTAIN DEFINITIONS.

“Board” means the Board of Directors of the Company.

“Cause” shall include (i) a material breach of the terms and conditions of a Participant’s employment agreement with the Company, (ii) willful disobedience of reasonable directions of the Board, (iii) gross malfeasance in performance of the Participant’s duties under his or her employment agreement, or (iv) acts resulting in an indictment charging a Participant with the commission of a felony; provided that the commission of acts resulting in such an indictment shall constitute Cause only if a majority of the directors who are not also subject to any such indictment determine that the Participant’s conduct was willful and has substantially adversely affected the Company or its reputation.

“Change in Control” means a merger, sale of assets, sale or exchange of stock, or other corporate reorganization occurs with another corporation or other entity, following which and as a result of which, at least fifty percent (50%) of the ownership interest of the surviving corporation is held by persons other than the stockholders of the Company prior to such transaction, or a majority of the directors of the surviving corporation are persons other than the directors of the Company prior to such transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Code Section 162(m)” means Section 162(m) of the Code and the applicable Treasury Regulations and other guidance issued thereunder.

“Code Section 409A” means Section 409A of the Code and the applicable Treasury Regulations and other guidance issued thereunder.

“Committee” means a committee comprised of two or more directors, all of whom are “outside directors,” as defined in Treasury Regulation Section 1.162-27(e)(3).  In the absence of an explicit Board delegation to the contrary, the Committee shall be the Compensation Committee of the Board (or if one exists, the 162(m) subcommittee of the Compensation Committee).

“Participant” means any member of senior management of the Company who is selected to participate in the Plan for a Performance Period in accordance with Section 4, below.

“Disability” means the complete and total inability of the Participant, due to illness or physical or comprehensive mental impairment, to substantially perform all of his or her duties as described herein for a consecutive period of thirty (30) days or more.

“Performance Goals” means the specific, measurable goals set by the Committee for any given Performance Period.  Performance Goals may include multiple goals and may be based on one or more operational or financial criteria.  In setting the Performance Goals for any Performance Period, the Committee may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any business unit thereof:  (a) stock price, (b) total shareholder return, (c) return on assets, return on equity, or return on capital employed, (d) measures of growth, such as “economic value added,” (e) measures of profitability such as earnings per share, corporate or business unit net income, net income before extraordinary or one-time items, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization, (f) cash flow from operations, (g) levels of operating expense or other expense items reported on the Company’s income statement, (h) non-core product development and growth, (i) infrastructure development for business units or administrative departments (such as IT and human resources), (j) measures of pricing efficiency and/or growth, (k) satisfactory completion of a major project or organizational initiative set in advance by the Committee, (l) measures of safety, (m) revenue and/or sales, and (n) strategic sales or acquisitions in compliance with specific criteria set forth in advance by the Committee.

“Performance Period”  means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a bonus award granted under the terms of the Plan.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

SECTION 3.	ADMINISTRATION.

The Plan shall be administered by the Committee, and the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules for administering the Plan as it may deem necessary to comply with the requirements of the Code, or to conform to any regulation or any change in any law or regulation applicable thereto.  The Committee may delegate any of its responsibilities under the Plan other than such responsibilities that are explicitly reserved for Committee action pursuant to Code Section 162(m).   The Committee’s decisions shall be final and binding upon all parties, including the Company, stockholders, and Participants.

SECTION 4.	PERFORMANCE PERIODS; ELIGIBILITY

The Committee may, but need not, establish up to two (2) different Performance Periods beginning in any calendar year, with each such Performance Period to extend for such duration of three (3) years or less as may be determined by the Committee in its sole and absolute discretion.  Within ninety (90) days after the beginning of any such Performance Period, but in no event after twenty-five (25) percent of the Performance Period has elapsed, the Committee shall designate in writing those members of senior management of the Company who shall be Participants in the Plan for such Performance Period.  Only those individuals selected to be Participants shall be eligible to earn bonus awards under the Plan.

SECTION 5.	ESTABLISHMENT OF PERFORMANCE GOALS; DETERMINATION OF AWARDS

5.1           Establishment of Performance Goals; Bonus Formulas.  Within ninety (90) days after the beginning of a Performance Period, but in no event after twenty-five (25) percent of the Performance Period has lapsed, the Committee shall establish in writing (i) the Performance Goals and the underlying performance criteria applicable to the Performance Period, and (ii) the formula or methodology for determining the bonus award payable (if any) to each Participant for such Performance Period upon attainment of the specified Performance Goals.  Performance Goals must be objective and must satisfy the third-party objectivity standards under Code Section 162(m).  Notwithstanding the foregoing, at the time such Performance Goals are established, the Committee may determine that the Performance Goals may be adjusted to account for any unusual items or specified events or occurrences during the Performance Period.  In addition, unless otherwise provided by the Committee at the time the Performance Goals are established, the Performance Goals may be adjusted to exclude the effect of any of the following events that occur during the Performance Period:  (i) asset write-downs, (ii) extraordinary litigation, claims, judgments, or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items, and (vi) any other extraordinary, unusual, non-recurring or non-comparable items (A) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders, (B) as described in Accounting Principles Board Opinion No. 30 (or successor guidance thereto) or (C) as publicly announced by the Company in a  press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

5.2           Certification of Results; Calculation of Bonuses.  As soon as reasonably practicable after the close of the Performance Period, the Committee shall determine bonus awards to be paid under the terms of the Plan.  Any payments made under this Plan shall be contingent upon achieving the Performance Goals set in advance for the Performance Period in question.  The Committee shall certify in writing prior to approval of any awards that such Performance Goals have been satisfied (approved minutes of the Committee may be used for this purpose).

5.3           Committee Discretion to Reduce Awards.  The Committee may, in its sole and absolute discretion, reduce the bonus awards to which any Participant is otherwise due for any Performance Period if it believes that such reduction is in the best interest of the Company and its shareholders, but any reduction cannot result in any increase in the bonus award of one or more other Participants for such Performance Period.  The Committee has no discretion to increase the bonus award otherwise payable to any Participant for any Performance Period.

5.4           Maximum Awards.  The maximum bonus award that may be paid to any Participant for any Performance Period shall be (x) two million five hundred thousand dollars ($2,500,000), multiplied by (y) the number of years (or portion thereof) in the Performance Period.

SECTION 6.	PAYMENT OF AWARDS

Coincident with the Committee’s establishment of Performance Goals for any Performance Period, the Committee shall also establish in writing when bonus awards for such Performance Period (if any) shall be paid, including (but not limited to) the effect that a Participant’s death, Disability, or termination without Cause, or a Change of Control of the Company, shall have on the payment of such awards.  All payment terms shall be intended to comply with Code Section 409A.  Payment may be made in the form of cash or Company common stock (including Company common stock that is subject to forfeiture), or any combination thereof, as determined by the Committee in its sole and absolute discretion.

SECTION 7.	GENERAL PROVISIONS.

7.1           Nonassignability.  A Participant shall have no right to assign or transfer any interest under this Plan.

7.2           No Contract of Employment.  Nothing in this Plan shall confer upon the Participant the right to maintain his relationship with the Company or any affiliate as an employee, nor shall it interfere in any way with any right of the Company, or any such affiliate, to terminate its relationship with the Participant at any time for any reason whatsoever, with or without Cause.

7.3           Amendment and Termination.  The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that the Plan not be subject to the limitations on deductibility contained in Code Section 162(m), or to conform to any regulation or to any change in law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations of the Participants with respect to the bonus amount payable under the Plan at the time of such alteration, amendment, suspension or discontinuance, except as may be required in order to comply with the requirements of Code Section 162(m) or Code Section 409A.

7.4           Section 409A of the Code.  This Plan, including any payment terms established in accordance with Section 6, above, shall be established, administered and operated in the good faith determination of the Board or the Committee to comply with or be exempt from Code Section 409A.  Although the Company intends to administer the Plan so that it complies with or is exempt from the requirements of Code Section 409A, the Company does not warrant that any bonus amount payable under the Plan will not be subject to the tax imposed by Code Section 409A or will otherwise qualify for favorable tax treatment under any other provision of federal, state, local or foreign law.  The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of his or her participation in the Plan.

7.5           Tax Withholding. The Company shall withhold all applicable taxes from any bonus awards payable hereunder, including any foreign, federal, state, and local taxes.

7.6           Applicable Law. This Plan shall be construed in accordance with provisions of the laws of the State of Colorado, without regards to the conflicts of laws provisions of such state.

SECTION 8.	EFFECTIVE DATE; PRIOR PLAN NOT SUSPENDED.

8.1           Effective Date of Plan. This Air Methods Corporation Performance Pay Plan was adopted by the Board of Directors effective as of September 30, 2011, and it shall remain in effect, subject to amendment from time to time.

8.2           Stockholder Approval.  The Plan will be submitted to the stockholders of the Company for approval as soon as practicable following the adoption of the Plan by the Board.  In the event stockholder approval of the Plan is not obtained prior to the end of any Performance Period established hereunder, no bonus award shall be payable pursuant to this Plan for such Performance Period.

8.3           1995 and 2006 Plans Not Superseded. This Plan does not supersede or otherwise affect the 1995 Stock Option Plan adopted on August 15, 1995 or the 2006 Equity Compensation Plan adopted on May 3, 2006.  All options and awards granted under either of the foregoing plans remain valid and shall continue to be governed by the provisions of such plans.

ANNUAL MEETING OF STOCKHOLDERS OF

AIR METHODS CORPORATION

May 31, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and the 2011 Annual Report
are available at www.airmethods.com under the "Investors" tab

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20333030000000000000 3 053112

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:

○ Ralph J. Bernstein
○ Mark D. Carleton
○ Lowell D. Miller

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approval of the Performance Pay Plan.	☐	☐	☐
3. The ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐
4. The approval of the compensation of the named executive officers.	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2011 Annual Report to Shareholders.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AIR METHODS CORPORATION

7301 South Peoria Street

Englewood, Colorado 80112

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Aaron D. Todd and Crystal L. Gordon, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Air Methods Corporation, to be held May 31, 2012 at the Company's corporate office, 7301 S. Peoria St., Englewood, CO, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)